UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☑	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

MGM MIRAGE

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY
MGM MIRAGE
3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109

NOTICE OF ANNUAL MEETING TO BE HELD ON
May 3, 2005

To the Stockholders:
      The Annual Meeting of Stockholders of MGM MIRAGE, a Delaware corporation (the “Company”), will be held at Bellagio, 3600 Las Vegas Boulevard South, Las Vegas, Nevada on May 3, 2005, at 10:00 a.m., Pacific Time, for the following purposes:

1. To elect a Board of Directors;

2. To consider and act upon the approval of an amendment to the Company’s certificate of incorporation providing for an increase in the number of authorized shares of our common stock from 300,000,000 to 600,000,000;

3. To consider and act upon the approval of the Company’s 2005 Omnibus Incentive Plan.

4. To consider and act upon the ratification of the selection of independent auditors; and

5. To transact such other business as may properly come before the meeting or any adjournments thereof.
      Stockholders of record at the close of business on March 14, 2005 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the Company’s executive offices, located at 3600 Las Vegas Blvd. South, Las Vegas, Nevada 89109, for a period of 10 days prior to the meeting date.

By Order of the Board of Directors,

Chairman of the Board
and Chief Executive Officer
April 8, 2005
PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY OR
INDICATE YOUR PREFERENCE USING THE INTERNET OR TELEPHONE.
Use of the enclosed envelope requires no postage for mailing in the United States.

PROXY STATEMENT
General
Voting Rights and Outstanding Shares
Quorum and Votes Required
How to Revoke or Change Your Vote
Electronic Delivery of Proxy Materials and Annual Report
Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings
PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS Proposal No. 1
Information Concerning the Nominees
Section 16(a) Beneficial Ownership Reporting Compliance
INFORMATION REGARDING BOARD AND COMMITTEES
Corporate Governance
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Policies
Compensation Awarded to the Chief Executive Officer
AUDIT COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
CERTAIN TRANSACTIONS
AMENDMENT OF OUR CERTIFICATE OF INCORPORATION Proposal No. 2
APPROVAL OF MGM MIRAGE 2005 OMNIBUS INCENTIVE PLAN Proposal No. 3
SELECTION OF AUDITORS Proposal No. 4
Pre-Approved Policies and Procedures
NOTICE CONCERNING STOCKHOLDER PROPOSALS AND NOMINATIONS
OTHER INFORMATION
CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF MGM MIRAGE
AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF MGM MIRAGE

MGM MIRAGE
3600 Las Vegas Blvd. South
Las Vegas, Nevada 89109

PROXY STATEMENT
April 8, 2005

General
      The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by, and this solicitation is made on behalf of, the Board of Directors of MGM MIRAGE in connection with the Annual Meeting of Stockholders of MGM MIRAGE to be held at Bellagio, 3600 Las Vegas Boulevard South, Las Vegas Nevada on May 3, 2005, at 10:00 a.m., Pacific time, and at any postponements or adjournments thereof. MGM MIRAGE, together with its subsidiaries, is referred to herein as the “Company,” unless the context indicates otherwise.
      Matters to be considered and acted upon at the meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully outlined herein. This Proxy Statement was first mailed to stockholders on or about April 8, 2005.
Voting Rights and Outstanding Shares
      Only stockholders of record of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), as of March 14, 2005 will be entitled to vote at the meeting. The authorized capital stock of the Company presently consists of 300,000,000 shares of Common Stock. At the close of business on March 14, 2005, 143,353,071 shares of Common Stock were outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share held on that date on all matters that may come before the meeting. There is no cumulative voting in the election of directors.
      You may vote in person by attending the meeting, by completing and returning a proxy by mail or by using the Internet or telephone. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the proxy form and have the proxy form available when you access the Internet website or place your telephone call.
      All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted in favor of the nominees for the Board of Directors listed in this Proxy Statement and in favor of Proposals 2, 3 and 4, as described herein. By signing, dating and returning the enclosed proxy card, you will confer discretionary authority on the named proxies to vote on any matter not specified in the notice of meeting. Management knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies or their substitutes will vote or act with respect to such other matters in accordance with their best judgment.
Quorum and Votes Required
      The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the meeting. If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “Exchange”), certain matters submitted to a vote of stockholders are considered by the Exchange to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. For those matters that the Exchange determines to be “non-routine,” brokerage firms that have not received instructions from their customers would not have discretion to vote. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.
      The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. The affirmative vote of a majority of the outstanding shares of Common Stock will be required for approval of Proposal 2. A broker non-vote will have the same effect as a vote against Proposal 2. Each other item to be acted upon at the meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote on the item, assuming that a quorum is present or represented at the meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect. With respect to the other proposals, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against a proposal.
How to Revoke or Change Your Vote
      Any proxy given pursuant to this solicitation is revocable by the communication of such revocation in writing to the Secretary of the Company at any time prior to the exercise thereof, and any person executing a proxy, if in attendance at the meeting, may vote in person instead of by proxy.
Electronic Delivery of Proxy Materials and Annual Report
      The Notice of Annual Meeting and Proxy Statement and the Company’s 2004 Annual Report are available on our website at www.mgmmirage.com under the caption “Investor Relations.” In the future, instead of receiving copies of the proxy statement and annual report in the mail, stockholders may elect to receive an e-mail with a link to these documents on the Internet. Receiving your proxy materials online saves the Company the cost of producing and mailing documents to your home or business and gives you an automatic link to the proxy voting site.
      Stockholders of Record. If your shares are registered in your own name, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.melloninvestor.com/ISD anytime and follow the instructions.
      Beneficial Stockholders. If your shares are not registered in your name, to enroll in the electronic delivery service check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.
Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings
      Each year in connection with the Company’s Annual Meeting of Stockholders, the Company is required to send to each stockholder of record a proxy statement and annual report and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because many stockholders hold shares of the Company’s common stock in multiple accounts, this process results in duplicate mailings of proxy statements and annual reports to stockholders who share the same address. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:
      Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, to enroll in the electronic delivery service go directly to our transfer agent’s website at www.melloninvestor.com/ISD anytime and follow the instructions.

      Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other MGM MIRAGE stockholders who share an address with you. If you currently receive more than one proxy statement or annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.
      Right to Request Separate Copies. If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional proxy statements or annual reports. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may contact Mellon Investor Services directly by telephone at 1-800-356-2017 or by visiting our transfer agent’s website at www.melloninvestor.com/ISD and following the instructions thereon.
PRINCIPAL STOCKHOLDERS
      Shown below is certain information as of March 14, 2005 with respect to beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), of shares of Common Stock by the only persons or entities known to the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock, by the Named Executives, as defined under “Executive Compensation,” and by all directors and executive officers of the Company as a group who held office as of the date of this Proxy Statement.

	Amount		Percent
	Beneficially		of
Name and Address(1)	Owned(2)		Class

Tracinda Corporation	81,196,432	(3)	56.6%
150 South Rodeo Drive, Suite 250
Beverly Hills, CA 90212
Private Capital Management	13,307,175	(4)	9.3%
8889 Pelican Bay Boulevard
Naples, FL 34108
J. Terrence Lanni	700,000	(5)		(7)
Robert H. Baldwin	315,000	(5)		(7)
John T. Redmond	257,000	(5)		(7)
James J. Murren	1,088,000	(5)		(7)
Gary N. Jacobs	471,323	(5)		(7)
All directors and executive officers as a group (26 persons)	84,578,097	(6)	57.9%

(1)	Unless otherwise indicated, the address for the persons listed is 3600 Las Vegas Blvd. South, Las Vegas, Nevada 89109.

(2)	Except as otherwise indicated, and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(3)	Tracinda Corporation (“Tracinda”), a Nevada corporation, is wholly owned by Kirk Kerkorian.

(4)	Based upon a Schedule 13G, dated February 14, 2005, filed with the Securities and Exchange Commission (the “SEC”) by Private Capital Management, L.P., an investment advisor under the Investment Advisors Act of 1940, which is deemed to be the beneficial owner of 13,307,175 shares of Common Stock as a result of acting as investment advisor to its clients.

(5)	Included in these amounts are 550,000 shares, 240,000 shares, 180,000 shares, 1,000,000 shares and 438,900 shares underlying options that are exercisable as of March 14, 2005 or that become exercisable within 60 days thereafter held by Messrs. Lanni, Baldwin, Redmond, Murren, and Jacobs, respectively.

Also included in these amounts are 150,000 shares of restricted stock held by Mr. Lanni, 75,000 shares of restricted stock held by each of Messrs. Baldwin, Redmond and Murren, and 25,000 shares of restricted stock held by Mr. Jacobs, all of which shares of restricted stock are scheduled to vest 50% on June 3, 2005, and 50% on June 3, 2006.

(6)	Also included are 209,300 shares subject to stock options exercisable as of March 14, 2005 or that become exercisable within 60 days thereafter, held by non-employee directors. Additionally included are a total of 209,375 shares underlying options that are exercisable as of March 14, 2005 or that become exercisable within 60 days thereafter held by non-director executive officers. Additionally included are 30,000 shares of restricted stock held by non-director executive officers, all of which shares of restricted stock are scheduled to vest 50% on June 3, 2005 and 50% on June 3, 2006, respectively.

(7)	Less than one percent (1%).

      As indicated above, Mr. Kerkorian, through his ownership of Tracinda, beneficially owns over 50% of the currently outstanding shares of Common Stock. Tracinda intends to vote its shares of Common Stock in favor of the nominees for the Board of Directors listed in the Proxy Statement. Since the holders of Common Stock do not have cumulative voting rights and since Tracinda’s shares represent more than 50% of the shares to be voted at the meeting, Tracinda will be able to elect the entire Board of Directors. Tracinda also intends to vote its shares in favor of Proposals 2, 3 and 4, and Tracinda’s vote will be sufficient to cause adoption of those Proposals.
ELECTION OF DIRECTORS
Proposal No. 1
Information Concerning the Nominees
      One of the purposes of the meeting is to elect 17 directors, each of whom will serve until the next annual meeting of stockholders or until his or her respective successor shall have been elected and qualified or until his or her earlier resignation or removal.
      The following table sets forth, for each nominee, his or her name, principal occupation for at least the past five years, beneficial ownership of Company Common Stock, age as of March 14, 2005 and certain other matters. In the event any of said nominees should be unavailable to serve as director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

Shares of
		First	Common Stock
	Principal Occupation and	Became a	Beneficially
Name (age)	Other Directorships	Director	Owned(1)

James D. Aljian (72)	Executive of Tracinda since October 1987. Director of Chrysler Corporation from February 1996 to November 1998, and Member of Shareholder’s Committee of DaimlerChrysler AG from November 1998 to December 2000. Director of Metro-Goldwyn-Mayer Inc., a California-based motion picture studio in which Tracinda has an approximate 68.7% ownership interest (collectively with its subsidiaries, “MGM Inc.”).	1988	51,800	(2)(3)

			Shares of
		First	Common Stock
	Principal Occupation and	Became a	Beneficially
Name (age)	Other Directorships	Director	Owned(1)

Robert H. Baldwin (54)	President and Chief Executive Officer of Mirage Resorts, Incorporated (“Mirage Resort”) since June 2000. President of Project CC, LLC (“CityCenter”) since March 2005. Chief Financial Officer and Treasurer of Mirage Resorts on an interim basis from September 1999 to June 2000. President and Chief Executive Officer of Bellagio, LLC or its predecessor from June 1996 to March 2005. President and Chief Executive Officer of The Mirage Casino-Hotel from August 1987 to April 1997.	2000	315,000	(2)(3)
Terry N. Christensen (64)	Managing partner, Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, attorneys, Los Angeles, California, since May 1988. Director of GIANT GROUP, LTD., Checkers Drive-In Restaurants, Inc. and Fidelity National Financial, Inc.	1987	25,500	(2)(3)
Willie D. Davis (70)	President and a Director of All-Pro Broadcasting, Inc., an AM and FM radio broadcasting company, for more than the past five years. Director of and member of the Audit Committee of MGM Inc., Sara Lee Corporation, Johnson Controls, Inc., Checkers Drive-In Restaurants, Inc. and Manpower, Inc. Also Director of Alliance Bancshares California, Dow Chemical Company, Strong Funds and Wisconsin Energy Corporation.	1989	31,300	(2)(3)
Alexander M. Haig, Jr. (80)	Chairman of Worldwide Associates, Inc., an international business advisory firm, for more than the past five years. Host of “World Business Review,” a weekly television program. Director of MGM Inc. Consultant to the Company since 1990.	1990	31,400	(2)(3)
Alexis Herman (57)	Chair and Chief Executive Officer of New Ventures. Director and member of the Audit Committee of Cummins Inc. Also Director of Presidential Life Insurance Corporation, Entergy Corp. and several non-profit organizations. Chairs diversity advisory boards for the Coca-Cola Company and Toyota. United States Secretary of Labor from 1997 to 2001. Prior to that, served for four years as Assistant to the President and Director of the White House Office of Public Liaison.	2002	9,650	(2)(3)

			Shares of
		First	Common Stock
	Principal Occupation and	Became a	Beneficially
Name (age)	Other Directorships	Director	Owned(1)

Roland Hernandez (47)	Owner and manager of media holdings in Texas. Founder and President of Interspan Communications. Director and Chairman of the Audit Committee of Wal-Mart Stores, Inc. Director and member of the Audit Committee and Finance Committee of the Ryland Group. Director and member of the Audit Committee of Vail Resorts, Inc., and Director of Inter-Con Security Systems, Inc. Chairman of the Board and Chief Executive Officer of Telemundo Group, Inc. from August 1998 to December 2000, and President and Chief Executive Officer of Telemundo Group, Inc. from March 1995 to July 1998.	2002	12,250	(2)(3)
Gary N. Jacobs (59)	Executive Vice President and General Counsel of the Company since June 2000 and Secretary of the Company since January 2002. Prior to June 2000, partner, Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP. Mr. Jacobs is of counsel to that firm and is a Director and Secretary of The InterGroup Corporation.	2000	471,323	(2)(3)
Kirk Kerkorian (87)	Chief Executive Officer, President and sole director and stockholder of Tracinda. Director of MGM Inc. since October 1996.	1987	81,196,432	(4)
J. Terrence Lanni (62)	Chairman of the Company since July 1995. Chairman of the Executive Committee since June 1995. Chief Executive Officer of the Company from June 1995 to December 1999, and since March 2001. President of the Company from June 1995 to July 1995. President and Chief Operating Officer of Caesars World, Inc. from April 1981 to February 1995, and a director from January 1982 to February 1991. Director of KB Home since August 2003 and the Jim Pattison Group since February 2003.	1995	700,000	(2)(3)
George J. Mason (74)	Senior Managing Director of Bear, Stearns & Co. Inc., Los Angeles, California, an investment banking and brokerage firm, and has been employed by that firm since 1973. Director of Mirage Resorts from 1973 to May 2000.	2000	76,000	(2)(3)
James J. Murren (43)	President and Chief Financial Officer since December 1999, and Treasurer since November 2001. Executive Vice President and Chief Financial Officer of the Company from January 1998 to December 1999. Prior thereto, Managing Director and Co-Director of research for Deutsche Morgan Grenfell (“DMG”), having served DMG in various other capacities since 1984.	1998	1,088,000	(2)(3)

			Shares of
		First	Common Stock
	Principal Occupation and	Became a	Beneficially
Name (age)	Other Directorships	Director	Owned(1)

Ronald M. Popeil (69)	Chief Executive Officer of Ronco Inventions, LLC, the principal business of which is inventing and marketing consumer products. Mr. Popeil was also a Director of Mirage Resorts from 1979 to May 2000.	2000	31,000	(2)(3)
John T. Redmond (46)	President and Chief Executive Officer of MGM Grand Resorts, LLC (“MGM Grand Resorts”) since March 2001. Co-Chief Executive Officer of the Company from December 1999 to March 2001. President and Chief Operating Officer of Primm Valley Resorts from March 1999 to December 1999. Senior Vice President of MGM Grand Development, Inc. from August 1996 to February 1999. Director of MGM Grand Detroit, LLC since July 1997, Vice- Chairman from April 1998 to February 2000, and Chairman since February 2000. Prior to 1996, Senior Vice President and Chief Financial Officer of Caesars Palace and Desert Inn, having served in various other senior operational and development positions with Caesars World, Inc.	1999	257,000	(2)(3)
Daniel M. Wade (52)	Vice Chairman of the Company since March 2001. Co-Chief Executive Officer of the Company from December 1999 to March 2001. Chief Operating Officer of the Company from April 1999 to December 1999, and Executive Vice President of the Company from October 1998 to April 1999. Prior thereto, President and Chief Operating Officer of MGM Grand Hotel, Inc., having served in various other senior capacities with MGM Grand Hotel, Inc. since January 1990.	1999	10,100	(2)(3)
Melvin B. Wolzinger (84)	A principal owner of various privately-held restaurants and casino gaming establishments in Las Vegas since 1991. Director of Mirage Resorts from 1973 to May 2000. Director of Colonial Bank, and Director of several non-profit organizations. Formerly, a general partner in W. W. Investment Co., a real estate holding company in Las Vegas, Nevada, from 1980 through 1998.	2000	26,650	(2)(3)

Shares of
		First	Common Stock
	Principal Occupation and	Became a	Beneficially
Name (age)	Other Directorships	Director	Owned(1)

Alex Yemenidjian (49)	Chairman of the Board and Chief Executive Officer of MGM Inc. since April 1999 and a Director of MGM Inc. since November 1997. President of the Company from July 1995 to December 1999. Chief Operating Officer of the Company from June 1995 to April 1999. Executive Vice President of the Company from June 1992 to July 1995, and Chief Financial Officer of the Company from May 1994 to January 1998. President and Chief Operating Officer of the Company from March 1990 to January 1991. Executive of Tracinda from January 1990 to January 1997, and from February 1999 to April 1999.	1989	5,000	(2)(3)

(1)	Except as otherwise indicated and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2)	The number of shares shown as beneficially owned represents less than 1% of the outstanding shares.

(3)	Included in these amounts are (a) shares underlying options that are exercisable as of March 14, 2005 or become exercisable within 60 days thereafter, and (b) shares of restricted stock scheduled to vest 50% on June 3, 2005, and 50% on June 3, 2006 held as follows:

	Shares	Shares of
	Underlying	Restricted
Name	Options	Stock

Mr. Aljian	31,000	—
Mr. Baldwin	240,000	75,000
Mr. Christensen	21,500	—
Mr. Davis	31,300	—
Mr. Haig	31,000	—
Ms. Herman	8,750	—
Mr. Hernandez	11,250	—
Mr. Jacobs	438,900	25,000
Mr. Lanni	550,000	150,000
Mr. Mason	21,000	—
Mr. Murren	1,000,000	75,000
Mr. Popeil	21,000	—
Mr. Redmond	180,000	75,000
Mr. Wade	7,500	—
Mr. Wolzinger	21,000	—
Mr. Yemenidjian	5,000	—

(4)	Shares are owned by Tracinda, which is wholly-owned by Mr. Kerkorian. As of March 14, 2005, Tracinda owned 56.6% of the outstanding Common Stock (see “Principal Stockholders”).
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file reports of ownership of the Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company’s directors and executive officers that no other reports were required, the Company notes that all reports for the year 2004 were filed on a timely basis.
INFORMATION REGARDING BOARD AND COMMITTEES
      Board of Directors. The Board of Directors held six meetings during 2004 and acted by unanimous consent on three occasions. The work of the Company’s directors is performed not only at meetings of the Board of Directors and its committees, but also by consideration of the Company’s business through the review of documents and in numerous communications among Board members and others. During 2004, each director attended at least 75% of all meetings of the Board of Directors and committees on which they served (held during the period for which they served), other than Mr. Baldwin. The Board of Directors does not have a standing nominating committee. See “— Corporate Governance.” The candidates for election at this annual meeting were nominated by the Board of Directors. Directors are expected to attend each annual meeting of stockholders. Of the 17 members of the Board of Directors in May 2004, 15 attended last year’s annual meeting.
      Executive Committee. During intervals between the meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those powers specifically reserved by Delaware law or by the Company’s bylaws to the full Board of Directors) in the management and direction of the Company’s business and conduct of the Company’s affairs in all cases in which specific directions have not been given by the Board. The current members of the Executive Committee are J. Terrence Lanni (Chair), James D. Aljian, Robert H. Baldwin, Terry N. Christensen, Roland Hernandez, Gary N. Jacobs, Kirk Kerkorian, George Mason, James J. Murren, John T. Redmond, Melvin B. Wolzinger and Alex Yemenidjian. The Executive Committee held 11 meetings during 2004.
      Audit Committee. The functions of the Audit Committee are to review and approve the selection and retention of an independent accounting firm to conduct an annual audit of the Company’s consolidated financial statements and to review with such firm the plan, scope and results of such audit, and the fees for the services performed. The Audit Committee also reviews with the independent and internal auditors the adequacy of internal control systems, receives internal audit reports and reports its findings to the full Board of Directors. The Audit Committee is composed exclusively of directors who are not salaried employees of the Company, each of whom have been determined by the Board of Directors to be “independent” within the meaning of the listing standards of the Exchange and free from any relationship which would interfere with the exercise of independent judgment as a committee member. The current members of the Audit Committee are Roland Hernandez (Chair), Willie D. Davis and Alexis Herman. The Board of Directors has determined that each of the members of the Audit Committee is “financially literate” and that Mr. Hernandez qualifies as an “audit committee financial expert,” as defined in the Exchange’s listing standards and the Commission’s regulations. In addition, the Board of Directors has determined that the service of Mr. Hernandez and Mr. Davis on other audit committees, as described earlier in the description of each of his principal occupation and other directorships under “Election of Directors,” would not impair his ability to effectively serve on the Company’s Audit Committee. The Board of Directors will review such determination at its meeting following the stockholders’ meeting, when it makes committee assignments for the coming year. The Audit Committee held six meetings during 2004.
      Compensation and Stock Option Committee. The primary function of the Compensation and Stock Option Committee (the “Compensation Committee”) is to ensure that the compensation program for executives of the Company (1) is effective in attracting and retaining key officers, (2) links pay to business strategy and performance and (3) is administered in a fair and equitable fashion in the stockholders’ interests. The Compensation Committee recommends executive compensation policy to the Board, determines compensation of senior executives of the Company, determines the performance criteria and bonuses to be granted pursuant to the Company’s Annual Performance-Based Incentive Plan and administers and approves granting of Company stock options and other equity-based forms of compensation, including awards of restricted stock. The Compensation Committee’s authority and oversight extends to total compensation, including base salaries, bonuses, stock options, and other forms of compensation. The Compensation Committee is comprised exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a Compensation Committee member. The current members of the Compensation Committee are James D. Aljian (Chair), Ronald M. Popeil and Melvin B. Wolzinger. The Compensation Committee held 14 meetings during 2004.
      The Diversity Committee. The functions of the Diversity Committee include developing, implementing and monitoring the Company’s diversity initiatives. The current members of the Diversity Committee are Alexis Herman (Chair), Melvin B. Wolzinger, Willie D. Davis, Roland Hernandez, and Daniel M. Wade. The Diversity Committee held four meetings during 2004.
      Compensation Committee Interlocks and Insider Participation. Mr. Aljian is an executive of Tracinda and director of MGM Inc.
      Director Compensation. Directors who are compensated as full-time employees of the Company or its subsidiaries receive no additional compensation for service on the Board of Directors or its committees. During 2004, each director who is not a full-time employee of the Company or its subsidiaries was paid $38,000 per annum, plus $1,500 for each Board meeting attended ($750 if such Board meeting was attended telephonically) plus, in the case of members of the Executive Committee, $1,000 per meeting for each Executive Committee meeting attended ($500 if such meeting of the Executive Committee was attended telephonically). The Chair of the Audit Committee received a fee of $2,500 per meeting attended ($1,250 if such meeting of the Audit Committee was attended telephonically), and each other member of the Audit Committee received $1,500 for each meeting attended ($750 if such meeting of the Audit Committee was attended telephonically). The Chair of the Compensation Committee received $1,000 per quarter, and each other member of the Compensation Committee received $750 per quarter. The Chair of the Diversity Committee received a fee of $2,500 per meeting attended ($1,250 if such meeting of the Diversity Committee was attended telephonically), and the other members of the Diversity Committee received a fee of $1,500 per meeting attended ($750 if such meeting of the Diversity Committee was attended telephonically). Directors are also reimbursed expenses for attendance at Board and Committee meetings.
      The Board of Directors of the Company has adopted a policy on benefits available to directors. The policy provides for a limited number of complimentary event tickets at the MGM Grand Garden Arena for the personal use of directors, as well as complimentary rooms, food and beverages for directors and their spouses or significant others when staying at a Company property on Company business and for complimentary rooms only when not on Company business. The policy further provides for a limited number of discounted rooms, on a space available basis, for friends and family of directors staying at a Company property.
      The Company maintains a stock option grant program pursuant to the Nonqualified Stock Option Plan, which received Compensation Committee approval and subsequent stockholder approval, whereby members of the Company’s Board of Directors who are not full-time employees of the Company (other than Mr. Kerkorian, who waived his right to receive stock options from the Company for service on the Company’s Board of Directors) receive an initial grant of 10,000 stock options, and subsequent yearly grants of 5,000 stock options during their respective terms as directors.
      During 2004, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received a fee of $50,000.
Corporate Governance
      New York Stock Exchange Listing Standards. The final corporate governance rules of the Exchange were adopted in 2003. Certain provisions of the new rules are not applicable to “controlled companies,” defined by such rules to be companies of which more than 50 percent of the voting power is held by an individual, a group or another company. The Company currently is a “controlled company” under this definition by virtue of the ownership by Mr. Kerkorian and Tracinda of in excess of 50 percent of the voting power of the Common Stock and the ability to elect the entire Board of Directors. Accordingly, the Company has chosen to take advantage of certain of the exemptions provided in the new rules — specifically, the requirements that listed companies have (i) a majority of independent directors (although a majority of our directors are independent) and (ii) a nominating/governance committee composed entirely of independent directors.
      Independence of Directors. Pursuant to the Exchange’s corporate governance rules, the Board assesses each director’s independence annually by reviewing any potential conflicts of interest and outside affiliations, based on the standards set forth below. The Board of Directors has determined that Ms. Herman and Messrs. Aljian, Davis, Haig, Hernandez, Kerkorian, Mason, Popeil, Wade, Wolzinger and Yemenidjian, who constitute a majority of the Board, are independent, within the meaning of the rules of the Exchange.
      Under the standards of independence adopted by the Board of Directors, a director is deemed to be independent only if the Board determines that such director satisfies each of the criteria set forth below:

•	No Material Relationship. The director does not have any material relationship with the Company.

•	Employment. The director is not, and has not been at any time in the past three years, an employee of the Company. In addition, no member of the director’s immediate family is, or has been in the past three years, an executive officer of the Company.

•	Other Compensation. The director or immediate family member has not received more than $100,000 in direct compensation from the Company during any 12-month period within the past three years, other than in the form of director fees, pension, or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service. Compensation received by a director for former service as an interim Chairman, CEO or other executive officer or compensation received by an immediate family member for services as an employee (other than an executive officer) of the Company need not be considered in determining independence under this standard.

•	Auditor Affiliation. The director is not a current partner or employee of the Company’s internal or external auditors; no member of the director’s immediate family is a current partner of the Company’s internal or external auditors or a current employee of such auditors who participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice; and the director or an immediate family member has not been within the past three years a partner or employee of the Company’s internal or external auditor and has not personally worked on the Company’s audit within that time.

•	Interlocking Directorships. The director or an immediate family member is not, and has not been within the past three years, employed as an executive officer by another entity where any of the Company’s present executive officers at the same time serves or served on that entity’s compensation committee.

•	Business Transactions. The director is not an employee, or an immediate family member is not an executive officer, of another entity that, during any one of the past three fiscal years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $1 million or 2% of the other entity’s annual consolidated gross revenues.
      For the purposes of determining whether a director who is a member of the Audit Committee is independent, the Company applies additional independence standards, including those set forth in Rule 10A-3 of the Securities Exchange Act of 1934, and the Corporate Governance Rules of the New York Stock Exchange applicable to audit committee composition.
      Code of Conduct. The Board of Directors has adopted a Code of Conduct and Ethics and Conflict of Interest Policy (the “Code of Conduct”) that applies to all of the Company’s directors and officers and certain of its employees, including the chief executive officer and the chief financial officer (who is also the principal accounting officer). In addition, the Code of Conduct applies to all personnel of the Company and its operating subsidiaries at the Vice President or more senior level, and to all accounting and finance personnel, and those personnel serving in such other categories as the Company designates from time to time. The Code of Conduct establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Company’s Code of Conduct is posted on the Company’s website at www.mgmmirage.com under the caption “Investor Relations — Corporate Governance — Code of Conduct” and is provided to all new directors, new officers and certain new employees and distributed annually to all directors, officers and certain employees of the Company, each of whom is required to acknowledge in writing his or her receipt and understanding thereof and agreement to adhere to the principles contained therein.
      Nomination of Directors. The Board of Directors does not have a standing nominating committee, and as a “controlled company” as defined by the Exchange’s corporate governance rules, the Company is not required to have a nominating committee comprised solely of independent directors. Identification, consideration and nomination of potential candidates to serve on the Board of Directors are conducted by the entire Board of Directors. The Board of Directors believes it is in the best interests of the Company to avail itself of the extensive business and other experience of each member of the Board, including directors who may not be deemed “independent,” in identifying, evaluating and nominating potential candidates to serve as directors.
      In determining the criteria for membership, the Board considers the appropriate skills and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time, including the following experience and personal attributes: financial acumen; general business experience; industry knowledge; diversity; special business experience and expertise; leadership abilities; high ethical standards; independence; interpersonal skills; and overall effectiveness. The Board of Directors may receive recommendations for Board candidates from various sources, including the Company’s directors, management and stockholders. In addition, the Board may engage an independent executive search firm to assist in identifying qualified candidates.
      The Board will review all recommended candidates in the same manner regardless of the source of the recommendation. Recommendations from public stockholders should be in writing and addressed to: Corporate Secretary, MGM MIRAGE, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications, and must include the proposed candidate’s name, address, age and qualifications together with the information required under federal securities laws and regulations. Such communication must be received in a timely manner and also include the recommending stockholder’s name, address and the number of shares of the Common Stock, and the length of time, beneficially held. See “Notice Concerning Stockholder Proposals and Nominations.”
      Presiding Director. In accordance with the applicable rules of the Exchange, the Board of Directors has scheduled regular executive sessions of the non-management directors in which directors have an opportunity to meet outside the presence of management. Such sessions are chaired by Terry N. Christensen, as Presiding Director, who was elected by, and serves at the pleasure of, the Board of Directors. The Presiding Director was selected by a majority of the non-management directors and is responsible for convening such sessions and setting the agenda.
      Stockholder Communications with the Board. The Board of Directors has established a process for stockholders to communicate with members of the Board, including the non-management directors and the Presiding Director. All such communications should be in writing and should be addressed to the Corporate Secretary, MGM MIRAGE, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications. All inquiries are reviewed by the Corporate Secretary, who forwards to the Board a summary of all such correspondence and copies of all communications that he determines requires their attention. Matters relevant to other departments of the Company are directed to such departments with appropriate follow-up to ensure that inquiries are responded to in a timely manner. Matters relating to accounting, auditing and/or internal controls are referred to the Chairman of the Audit Committee and included in the report to the Board, together with a report of any action taken to address the matter. The Board of Directors or the Audit Committee, as the case may be, may direct such further action deemed necessary or appropriate.
      Corporate Governance Guidelines. The Board of Directors has adopted corporate governance guidelines for the Company (“Guidelines”) setting forth the general principles governing the conduct of the Company’s business and the role, functions, duties and responsibilities of the Board of Directors, including, but not limited to such matters as (i) composition, (ii) membership criteria, (iii) orientation and continuing education, (iv) committees, (v) compensation, (vi) meeting procedures and (vii) annual evaluation. In addition to the foregoing, the Guidelines provide for management succession planning, communications with the Board and a code of conduct governing all directors, officers and certain employees of the Company. The Company believes that the Guidelines are in compliance with the new listing standards adopted in 2003 by the Exchange. The Guidelines are posted and maintained on the Company’s website at www.mgmmirage.com under the caption “Investor Relations — Corporate Governance — Guidelines,” and a copy will be made available to any stockholder who requests it from the Company’s Secretary.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
      The following table summarizes the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2004, 2003 and 2002, of the following: (i) the Chief Executive Officer of the Company; and (ii) the other four most highly compensated executive officers of the Company at December 31, 2004 (collectively, the “Named Executives”).
Summary Compensation Table

					Long-Term
					Compensation Awards
	Annual Compensation
					Restricted	Shares
Name and				Other	Stock	Underlying		All Other
Principal Position	Year	Salary(A)	Bonus(B)	Annual(C)	Awards(D)	Options(E)		Compensation(F)

J. Terrence Lanni	2004	$2,000,000	$3,393,553	$42,662	—	—		$817,162
Chairman and Chief	2003	2,000,000	1,989,345	97,645	—	700,000		812,350
Executive Officer	2002	1,557,692	2,500,000	181,972	5,284,500	270,000	(G)	721,345
Robert H. Baldwin	2004	$1,500,000	$2,542,327	$—	—	—		$473,554
President and Chief	2003	1,500,000	1,490,345	—	—	600,000		500,081
Executive Officer —	2002	1,278,846	2,000,000	—	2,642,250	720,000	(G)	449,711
Mirage Resorts, Incorporated
John T. Redmond	2004	$1,300,000	$2,201,837	$—	—	—		$282,219
President and Chief	2003	1,300,000	1,290,745	813	—	500,000		300,123
Executive Officer —	2002	1,078,846	1,600,000	—	2,642,250	—		298,224
MGM Grand Resorts, LLC
James J. Murren	2004	$1,200,000	$2,031,592	$—	—	—		$274,830
President, Chief	2003	1,200,000	1,190,946	—	—	500,000		259,160
Financial Officer and	2002	1,023,077	1,400,000	—	2,642,250	—		256,809
Treasurer
Gary N. Jacobs	2004	$700,000	$1,180,366	$4,302	—	—		$274,590
Executive Vice	2003	700,000	691,946	2,911	—	300,000		243,094
President, General	2002	632,500	825,000	—	880,750	—		245,634
Counsel and Secretary

(A)	On June 2, 2002, the Company entered into new Employment Agreements with the Named Executive Officers, which new employment agreements extended the term of the employment contracts of each of the Named Executives from May 2004 to July 2006 and increased their minimum annual base salaries as follows: Mr. Lanni, from $1,000,000 to $2,000,000; Mr. Baldwin, from $1,000,000 to $1,500,000; Mr. Redmond from $800,000 to $1,300,000; Mr. Murren, from $800,000 to $1,200,000; and Mr. Jacobs, from $550,000 to $700,000.

(B)	In 2005, the Named Executives received bonuses for the 2004 fiscal year pursuant to the Company’s Annual Performance-Based Incentive Plan for executive officers as follows: Mr. Lanni — $3,393,553; Mr. Baldwin — $2,542,327; Mr. Redmond — $2,201,837; Mr. Murren — $2,031,592; and Mr. Jacobs — $1,180,366. In 2004, the Named Executives received bonuses for the 2003 fiscal year pursuant to the Company’s Annual Performance-Based Incentive Plan for executive officers as follows: Mr. Lanni —

$1,989,345; Mr. Baldwin — $1,490,345; Mr. Redmond — $1,290,745; Mr. Murren — $1,190,946; and Mr. Jacobs — $691,946. In 2003, the Named Executives received bonuses for the 2002 fiscal year pursuant to the Company’s Annual Performance-Based Incentive Plan for executive officers as follows: Mr. Lanni — $2,500,000, Mr. Baldwin — $2,000,000, Mr. Redmond — $1,600,000; Mr. Murren — $1,400,000 and Mr. Jacobs — $825,000.

(C)	Amount includes allocations to Mr. Lanni and Mr. Jacobs for use of the Company’s aircraft and for 2002 and 2003, a hotel suite for Mr. Lanni’s personal use and reimbursement for taxes associated therewith.

(D)	The values reflected in the table are determined by multiplying the number of shares of restricted stock awarded by the closing market price of the Common Stock on the date of grant (June 3, 2002). At the close of business on December 31, 2004, the Named Executive Officers held shares of non-vested restricted stock valued (based upon the closing market price of the Common Stock, on December 31, 2004, of $72.74) as follows: Mr. Lanni: 150,000 shares valued at $10,911,000; each of Messrs. Baldwin, Redmond and Murren: 75,000 shares valued at $5,455,000; and Mr. Jacobs: 25,000 shares valued at $1,818,500. Dividends, if any, are paid on the restricted shares at the same rate as paid to holders of the Company’s Common Stock. No dividends were paid in 2004. The restricted stock awards are scheduled to vest 50% on June 3, 2005, and 50% on June 3, 2006.

(E)	During 2002 and 2003, the only long-term compensation was pursuant to the Company’s Nonqualified Stock Option Plan. No grants were made under either the Nonqualified Stock Option Plan or the Incentive Stock Option Plan in 2004.

(F)	The amounts in this column represent the Company match under its 401(k) plan, the Company match under its Deferred Compensation Plan (the “DCP”), the Company contribution under its Supplemental Executive Retirement Plan (the “SERP”), group life insurance premiums paid for the benefit of the Named Executives, reimbursement of medical expenses and associated taxes, and premiums for long term disability insurance for the benefit of the Named Executives as reflected in the following table:
All Other Compensation 2004

				Insurance
	401(k)	DCP	SERP	Premiums and
Name	Match	Match(1)	Contribution(2)	Benefits	Total

Mr. Lanni	$4,100	$75,900	$716,956	$20,206	$817,162
Mr. Baldwin	4,100	55,900	374,904	38,650	473,554
Mr. Redmond	4,100	47,900	224,235	5,984	282,219
Mr. Murren	4,100	43,900	184,099	42,731	274,830
Mr. Jacobs	4,100	23,900	151,018	95,572	274,590

(1)	The Company implemented the DCP, which is a nonqualified deferred retirement plan effective January 1, 2001 for certain key employees. The plan allows participants to defer, on a pre-tax basis, a portion of their salary and bonus and accumulate tax deferred earnings, plus investment earnings on the deferred balances, as a retirement fund. Participants receive a Company match of up to 4% of salary, net of any Company match received under the Company’s 401(k) plan. All employee deferrals vest immediately. The Company matching contributions vest ratably over a three-year period.

(2)	The Company implemented the SERP effective January 1, 2001 for certain key employees. The SERP is a nonqualified plan under which the Company makes quarterly contributions that are intended to provide a retirement benefit that is a fixed percentage of a participant’s estimated final five-year average annual salary, up to a maximum of 65%. Company contributions and investment earnings on the contributions are tax-deferred and accumulate as a retirement fund. Employees do not make contributions under this plan. A portion of the Company contributions and investment earnings thereon vests after three years of SERP participation and the remaining portion vests after both five years of SERP participation and 10 years of continuous service. The plan provides for defined contributions and the amount of the benefit is not guaranteed.

(G)	Pursuant to the Company’s 2001 option exchange program, Messrs. Lanni and Baldwin surrendered options for 300,000 shares and 800,000 shares, respectively, and received grants of replacement options for 270,000 shares and 720,000 shares, respectively; the other Named Executives did not participate in the program.
Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values
      The following table sets forth option exercises and year-end value tables for the Named Executives.

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004(A)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

J. Terrence Lanni	700,000	15,569,670	410,000	560,000	17,035,700	26,465,600
Robert H. Baldwin	—	—	840,000	480,000	33,456,000	22,684,800
John T. Redmond	445,000	9,391,152	308,338	437,500	14,615,099	20,413,000
James J. Murren	200,000	6,734,378	900,000	400,000	46,749,250	19,904,000
Gary N. Jacobs	131,100	2,583,335	428,900	240,000	16,910,455	11,342,400

(A)	Based upon the market value of the underlying securities at December 31, 2004 of $72.74, minus the exercise price of “in-the-money” options.
Equity Compensation Plan Information

	Number of Securities		Number of Securities
	to be Issued Upon	Weighted-Average	Remaining Available
	Exercise of Outstanding	Exercise Price of	for Future Issuance
	Options, Warrants	Outstanding Options,	Under Equity
Plan Category	and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	15,365,000	$28.31	2,229,000
Equity compensation plans not approved by security holders(a)	—	—	—

(a)	In May 2002, the Board of Directors approved a restricted stock plan, not approved by security holders, under which 903,000 shares were issued and 855,000 remained outstanding at December 31, 2004. In November 2002, the Board of Directors determined that no more restricted stock awards would be granted under such plan.
COMPENSATION AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
Compensation Policies
      The Compensation and Stock Option Committee of the Board of Directors is responsible for establishing, monitoring and implementing the policies governing the compensation of the Company’s executives. During 2004, the Committee was comprised of the three Directors whose names appear at the bottom of this report. These policies may be summarized as follows:

1. The Company’s compensation programs should be effective in attracting, motivating and retaining key executives;

2. There should be a correlation between the compensation awarded to an executive, the performance of the Company as a whole, and the executive’s individual performance; and

3. The Company’s compensation programs should provide the executives with a financial interest in the Company similar to the interests of the Company’s stockholders.
      During 2004, the Company’s executives were eligible to be compensated through a combination of salary, performance bonuses and long-term incentive arrangements (where appropriate), and grants of stock options under the Company’s Nonqualified Stock Option Plan and Incentive Stock Option Plan. The annual salaries of the executives are reviewed from time to time and adjustments are made where necessary in order for the salaries of the Company’s executives to be competitive with the salaries paid by companies included in the Dow Jones U.S. Gambling Index (the “Casinos Group”).
      Performance bonuses, where appropriate, are usually determined after the end of the Company’s fiscal year based on an assessment of the Company’s results and the level of an individual’s particular performance for that year. Long-term incentive arrangements, on a case-by-case basis, may be determined as part of an overall compensation package in conjunction with demonstrable enhancements to stockholder values. The Company did not enter into any long-term incentive arrangement with any executives in 2004.
      The Company’s Annual Performance-Based Incentive Plan for Executive Officers (the “Incentive Plan”) provides for performance-based bonuses for executives who are “covered employees” under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to any such company’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation and Stock Option Committee based the performance measure in 2004 on achievement by the Company of pretax income excluding extraordinary items and certain non-extraordinary items, including but not limited to gains or losses from disposal of an operation or sale of assets, certain write-downs or write-offs and material accounting changes. The actual bonus awards, if any, under the Incentive Plan are determined by the Compensation and Stock Option Committee, provided that pursuant to the Incentive Plan, no bonus award may exceed $5,000,000.
      The minimum performance goals set by the Compensation and Stock Option Committee for 2004 were exceeded, and accordingly, the Company’s senior executives qualified for bonuses for 2004 under the Incentive Plan. Based upon the factors and compensation policies discussed above, the Compensation and Stock Option Committee determined, in 2005, to grant bonuses for 2004 to the Named Executives pursuant to the Incentive Plan as follows: Mr. Lanni, $3,393,553; Mr. Baldwin, $2,542,327; Mr. Redmond, $2,201,837; Mr. Murren, $2,031,592; and Mr. Jacobs, $1,180,366.
      The Compensation and Stock Option Committee believes that a significant component of the compensation paid to the Company’s executives over the long term should be derived from stock options or other forms of stock compensation. The Committee strongly believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options or other forms of stock compensation to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company for the long term. The Compensation and Stock Option Committee determines whether to grant stock options or other forms of stock compensation, as well as the amount of the grants, by taking into account, in the following order of importance, the individual’s past and prospective value to the Company, the performance of the proposed recipient (based upon evaluations by the executive’s superior or the Board of Directors) and the amount of stock compensation previously granted. The Committee determined that the Named Executives had adequate stock incentives in 2004 and, therefore, did not grant them any stock options.
Compensation Awarded to the Chief Executive Officer
      J. Terrence Lanni served as Chairman of the Board and Chief Executive Officer of the Company from July 1995 through December 1999, at which time he resigned as Chief Executive Officer but remained as Chairman of the Board in a non-executive officer capacity. Effective February 2000, Mr. Lanni resumed his full-time executive officer status with the Company, retaining the title of Chairman of the Board. Effective March 2001, Mr. Lanni reassumed the title of Chief Executive Officer of the Company. As a result of its periodic review of compensation paid by companies in the Casinos Group and in order to realize the benefits of continuity and stability from the Company’s successful management team by securing their long-term services, the Compensation and Stock Option Committee approved, effective June 2002, an extension of the term of Mr. Lanni’s employment contract from May 2004 to July 3, 2006 and an increase in his annual base salary from $1,000,000 to $2,000,000.
      As Chief Executive Officer, Mr. Lanni was eligible in 2004 to participate in the same executive compensation plans available to the Company’s other senior executives, including the Incentive Plan, the Stock Option Plans and the Restricted Stock Plan. The performance measure for the Incentive Plan in 2004 was based upon achievement by the Company of pretax income, as described above. The Compensation and Stock Option Committee determined, in 2005, to grant a bonus of $3,393,553 to Mr. Lanni for 2004 pursuant to the Incentive Plan.

JAMES D. ALJIAN, Chairman
RONALD M. POPEIL
MELVIN B. WOLZINGER
The foregoing report of the Compensation and Stock Option Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors (the “Audit Committee”) consists of Mr. Hernandez (Chair), Mr. Davis and Ms. Herman. The Board of Directors has determined that Messrs. Hernandez and Davis and Ms. Herman meet the current independence and experience requirements of the Exchange’s listing standards.
      The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors, a copy of which, as amended and restated, is attached hereto as Appendix B and posted on the Company’s website at www.mgmmirage.com under the caption “Investor Relations-Corporate Governance-Audit Committee.” The Audit Committee is responsible for providing independent, objective oversight of the Company’s financial reporting system. Amongst its various activities, the Audit Committee reviews:

1.	The adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

2.	The independence and performance of the Company’s internal auditors and independent accountants; and

3.	The Company’s compliance with legal and regulatory requirements.
      The Audit Committee meets regularly in open sessions with the Company’s management, independent accountants and internal auditors to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly in closed sessions with the Company’s management, independent accountants and internal auditors to review the foregoing matters. The Audit Committee also recommends to the Board of Directors the appointment of the independent accountants, and periodically reviews their performance and independence from management.
      The Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Deloitte & Touche LLP also included the matters required by Statement on Auditing Standards No. 61 (communication with Audit Committees), as well as the written disclosures and delivery of the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
      The Audit Committee also: (i) reviewed and discussed with management, the Company’s internal auditors and Deloitte & Touche LLP the Company’s internal control over its financial reporting process;

(ii) monitored management’s review and analysis of the adequacy and effectiveness of those controls and processes; and (iii) reviewed and discussed with management and Deloitte & Touche LLP their respective assessment of the effectiveness and adequacy of the Company’s internal control over financial reporting.
      Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

ROLAND HERNANDEZ, Chairman
WILLIE D. DAVIS
ALEXIS HERMAN
The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the Dow Jones US Equity Market Index and the Dow Jones US Gambling Index for the five-year period which commenced December 31, 1999 and ended December 31, 2004.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MGM MIRAGE, THE DOW JONES US EQUITY MARKET INDEX
AND THE DOW JONES US GAMBLING INDEX

*	$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04

MGM MIRAGE	100.00	112.31	115.03	131.37	149.85	289.83
DOW JONES US EQUITY MARKET	100.00	90.73	79.92	62.27	81.42	91.20
DOW JONES US GAMBLING	100.00	109.34	120.49	132.59	205.04	272.89
CERTAIN TRANSACTIONS
      On June 2, 2002, the Company entered into a new employment agreement with J. Terrence Lanni, Chairman of the Board and Chief Executive Officer of the Company. The new employment agreement extended the term of Mr. Lanni’s prior employment agreement from May 2004 to July 3, 2006 and increased Mr. Lanni’s minimum annual salary from $1,000,000 to $2,000,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr.Lanni shall be entitled to exercise those of his stock options granted under the Company’s Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company’s Restricted Stock Plan as had been vested as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Lanni (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination, and all shares of restricted stock shall immediately vest. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Lanni’s salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Lanni seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), Mr. Lanni’s salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Lanni terminates without cause upon 30 days notice, then termination will result and Mr. Lanni shall be entitled to exercise those of his stock options granted under the Company’s Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company’s Restricted Stock Plan as had been vested as of the date of termination. If there is a Change in Control (as defined) of the Company, all of Mr. Lanni’s unvested stock options and unvested restricted stock become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Lanni shall be exercisable for the consideration (cash, stock or otherwise) which the holders of the Company’s Common Stock received in such exchange, and the Company shall offer to purchase Mr. Lanni’s restricted stock upon the same terms and conditions as provided to the Company in the tender offer (see “Executive Compensation and Other Information-Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values” and “Compensation and Stock Option Committee Report on Executive Compensation”).
      On June 2, 2002, the Company entered into a new employment agreement with Robert H. Baldwin, President and Chief Executive Officer of Mirage Resorts, the Company’s wholly owned subsidiary. The new employment agreement extended the term of Mr. Baldwin’s prior employment agreement from May 2004 to July 3, 2006 and increased Mr. Baldwin’s minimum annual salary from $1,000,000 to $1,500,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Baldwin shall be entitled to exercise those of his stock options granted under the Company’s Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company’s Restricted Stock Plan as had been vested as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Baldwin (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination, and all shares of restricted stock shall immediately vest. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Baldwin’s salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Baldwin seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), Mr. Baldwin’s salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options held will continue to vest for the remainder of the term of the agreement. If Mr. Baldwin terminates without cause upon 30 days notice, then termination will result and Mr. Baldwin shall be entitled to exercise those of his stock options granted under the Company’s Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company’s Restricted Stock Plan as had been vested as of the date of termination. If there is a Change in Control (as defined) of the Company, all of Mr. Baldwin’s unvested stock options and unvested restricted stock become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Baldwin shall be exercisable for the consideration (cash, stock or otherwise) which the holders of the Company’s Common Stock received in such exchange, and the

Company shall offer to purchase Mr. Baldwin’s restricted stock upon the same terms and conditions as provided to the Company in the tender offer (see “Executive Compensation and Other Information-Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values” and “Compensation and Stock Option Committee Report on Executive Compensation”).
      On June 2, 2002, the Company entered into a new employment agreement with John T. Redmond, President and Chief Executive Officer of MGM Grand Resorts, the Company’s wholly owned subsidiary. The new employment agreement extended the term of Mr. Redmond’s prior employment agreement from May 2004 to July 3, 2006 and increased Mr. Redmond’s minimum annual salary from $800,000 to $1,300,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Redmond shall be entitled to exercise those of his stock options granted under the Company’s Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company’s Restricted Stock Plan as had been vested as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Redmond (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination, and all shares of restricted stock shall immediately vest. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Redmond’s salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remaining term of the agreement. If Mr. Redmond seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), Mr. Redmond’s salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Redmond terminates without cause upon 30 days notice, then termination will result and Mr. Redmond shall be entitled to exercise those of his stock options granted under the Company’s Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company’s Restricted Stock Plan as had been vested as of the date of termination. If there is a Change in Control (as defined) of the Company, all of Mr. Redmond’s unvested stock options and unvested restricted stock become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Redmond shall be exercisable for the consideration (cash, stock or otherwise) which the holders of the Company’s Common Stock received in such exchange, and the Company shall offer to purchase Mr. Redmond’s restricted stock upon the same terms and conditions as provided to the Company in the tender offer (see “Executive Compensation and Other Information-Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values” and “Compensation and Stock Option Committee Report on Executive Compensation”).
      On June 2, 2002, the Company entered into a new employment agreement with James J. Murren, President, Chief Financial Officer and Treasurer of the Company. The new employment agreement extended the term of Mr. Murren’s prior employment agreement from May 2004 to July 3, 2006 and increased Mr. Murren’s minimum annual salary from $800,000 to $1,200,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Murren shall be entitled to exercise those of his stock options granted under the Company’s Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company’s Restricted Stock Plan as had been vested as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Murren (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination, and all shares of restricted stock shall immediately vest. Also, pursuant to the agreement, if the Company terminates the agreement without good cause (as defined), Mr. Murren’s salary will continue for the term of the agreement, he will continue to receive certain employee benefits and all unvested stock options and unvested restricted stock held will continue to vest for the remaining term of the agreement. If Mr. Murren seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), Mr. Murren’s salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Murren terminates without cause upon 30 days notice, then termination will result and Mr. Murren shall be entitled to exercise those of his stock options granted under the Company’s Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company’s Restricted Stock Plan as had been vested as of the date of termination. If there is a Change in Control of the Company (as defined), all of Mr. Murren’s unvested stock options and unvested restricted stock become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Murren to purchase Common Stock of the Company shall be exercisable for the consideration (cash, stock or otherwise) which the holders of the Company’s Common Stock received in such exchange, and the Company shall offer to purchase Mr. Murren’s restricted stock upon the same terms and conditions as provided to the Company in the tender offer (see “Executive Compensation and Other Information-Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values” and “Compensation and Stock Option Committee Report on Executive Compensation”).
      On June 2, 2002, the Company entered into a new employment agreement with Gary N. Jacobs, Executive Vice President, General Counsel and Secretary of the Company. The new employment agreement extended the term of Mr. Jacobs’ prior employment agreement from May 2004 to July 3, 2006 and increased Mr. Jacobs’ minimum annual salary then in effect from $550,000 to $700,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Jacobs shall be entitled to exercise those of his stock options granted under the Company’s Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company’s Restricted Stock Plan as had been vested as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Jacobs (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination, and all shares of restricted stock shall immediately vest. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Jacobs’ salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Jacobs seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), Mr. Jacobs’ salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options and unvested restricted stock held will continue to vest for the remainder of the term of the agreement. If Mr. Jacobs terminates without cause upon 30 days notice, then termination will result and Mr. Jacobs shall be entitled to exercise those of his stock options granted under the Company’s Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination and to retain only those shares of restricted stock granted under the Company’s Restricted Stock Plan as had been vested as of the date of termination. If there is a Change in Control (as defined) of the Company, all of Mr. Jacobs’ unvested stock options and unvested restricted stock become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Jacobs shall be exercisable for the consideration (cash, stock or otherwise) which the holders of the Company’s Common Stock received in such exchange, and the Company shall offer to purchase Mr. Jacobs’ restricted stock upon the same terms and conditions as provided to the Company in the tender offer (see “Executive Compensation and Other Information-Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values” and “Compensation and Stock Option Committee Report on Executive Compensation”).
      Christensen, Miller, Fink, Jacobs, Glaser, Weil, & Shapiro, LLP, a law firm of which Terry Christensen, a member of the Board of Directors of the Company, is a partner and Gary N. Jacobs, Executive Vice President, General Counsel and Secretary and a director of the Company, is of counsel (see “Election of Directors”), has performed extensive legal services for the Company. Such services rendered relate to litigation, sales of securities, financing transactions, acquisitions and dispositions of certain assets and operations, tax matters and other business transactions, contracts and agreements. In 2004, the Company paid legal fees to Christensen, Miller, Fink, Jacobs, Glaser, Weil, & Shapiro, LLP in the amount of $3,404,108. In

2004, Gary N. Jacobs received $62,626 from Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, which payment was related to participation in fees received from clients unrelated to the Company. Mr. Jacobs had been a senior partner of the firm, and left that position on becoming employed by the Company. He continues with the law firm in an of counsel capacity. The foregoing payment was a fixed contractual obligation of the law firm, and was payable without regard to any legal services rendered to the Company.
      Bear, Stearns & Co. Inc. (“Bear Stearns”), an investment banking and brokerage firm of which George J. Mason, a member of the Board of Directors of the Company, is Senior Managing Director, serves as a broker of record to MFS Investment Management (“MFS”), the administrator of certain of the Company’s benefit plans, including the Company’s 401K Plan, the SERP and the DCP. In connection with those services, Bear Stearns was paid by MFS, and in turn paid to Mr. Mason, approximately $216,706 in broker of record compensation for the 401K Plan in 2004.
      During 2004, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received a fee of $50,000.
      Robert H. Baldwin, a director of the Company, President and Chief Executive Officer of Mirage Resorts, Incorporated and President of Project CC, LLC, is a director of the Keep Memory Alive Foundation. In 2004, the Company made a contribution of cash, goods and services to the Keep Memory Alive Foundation in the aggregate amount of approximately $186,000, and the Keep Memory Alive Foundation purchased goods and services from the Company and its subsidiaries in the amount of approximately $219,000.
      James J. Murren, President, Chief Financial Officer and Treasurer and a director of the Company, was a founder of and currently serves as a Director of the Nevada Cancer Institute, a non-profit organization. Gary N. Jacobs, Executive Vice President, General Counsel and Secretary and a Director of the Company, serves as a Director of the Nevada Cancer Institute, and Mr. Murren’s wife, Heather Hay Murren, serves as a Director and the President of the Nevada Cancer Institute. In 2004, the Company made cash contributions to the Nevada Cancer Institute in the amount of approximately $36,000, and the Nevada Cancer Institute purchased goods and services from the Company and its subsidiaries in the amount of approximately $68,000.
      In 1997, the Compensation Committee adopted a stock option grant program pursuant to the Nonqualified Stock Option Plan, which was subsequently approved by the stockholders, whereby members of the Company’s Board of Directors who are not full-time employees of the Company would receive an initial grant (adjusted to reflect the effect of the Company’s February 10, 2000 two-for-one stock split) of 10,000 stock options, and subsequent yearly grants of 2,000 stock options during their respective terms as directors. Effective July 1, 2000, the annual grants were increased to 5,000 stock options during their respective terms as directors.
      For the twelve months ended December 31, 2004, the Company rented office space from Tracinda for various business purposes. The aggregate amount of rental which was paid by the Company to Tracinda in 2004 was approximately $26,000, which management believes to be at rates generally comparable to those offered to third parties.
      Certain affiliates of the Company, including MGM Grand Hotel, LLC, purchase on a wholesale basis from MGM Inc., videocassettes and other merchandise such as baseball caps, clothing, key chains and watches bearing the trademarks and logos of MGM Inc. for resale to consumers in retail shops located within MGM MIRAGE-affiliated hotels. For the year ended December 31, 2004, there were no material purchases of such merchandise by the Company from MGM Inc. Hotel affiliates of MGM MIRAGE occasionally conduct cross-promotional campaigns with MGM, in which MGM MIRAGE’s hotel affiliates and MGM Inc.’s motion picture releases are promoted together; however, management believes that the amounts involved are immaterial. MGM MIRAGE and its hotel affiliates and MGM Inc. have an ongoing relationship whereby the MGM MIRAGE hotel affiliates can utilize key art, still photographs of artwork and one-minute film clips from certain of MGM Inc.’s motion picture releases on an as-needed basis. MGM MIRAGE and its hotel affiliates do not pay any monetary compensation for these licenses.

      For the twelve months ended December 31, 2004, MGM Inc. paid the Company the aggregate amount of approximately $207,000 for hotel services, and Tracinda paid the Company the aggregate amount of approximately $9,000 for hotel services and $26,000 for usage of the Company’s aircraft. The rates charged by the Company for hotel services were generally comparable to those offered to third parties, and the rates charged by the Company for usage of its aircraft were mandated by Federal Aviation Administration regulations. In addition, Mr. Kirk Kerkorian, the sole stockholder of Tracinda, and Mr. Alex Yemenidjian, the Chief Executive Officer of MGM Inc., paid the Company the aggregate amount of approximately $47,000, and $36,000, respectively for hotel services provided by the Company. In 2004, Mr. Yemenidjian participated in the Company’s executive health plan which reimburses Mr. Yemenidjian for his medical expenses. Mr. Yemenidjian reimbursed the Company for his participation in such executive health plan according to the Company’s applicable rate structure. In addition, in 2004,the Company paid Mr. Yemenidjian’s secretary the sum of $6,000. Tracinda also leases office space from MGM MIRAGE’s hotel affiliates, and in 2004, Tracinda paid the Company approximately $5,000 for rent for such office space.
      In February 1980, a predecessor-in-interest of MGM Inc. granted to our predecessor-in-interest an exclusive open-ended royalty-free license to use the trademark MGM, as well as certain stylized lion depictions, in its resort hotel and/or gaming and other businesses, excluding the filmed entertainment business. This license was amended in 1998. In June 2000, the license was further amended to allow MGM MIRAGE to use the trademark MGM in combination with the trademark MIRAGE to the same extent that we were previously permitted with regard to the MGM Grand trademark. In consideration of this further grant of rights, we paid MGM Inc. an annual license fee of $1 million. Beginning in the Fall of 2003, we entered into discussions with MGM Inc. to clarify certain terms of the license and to separate ownership of the MGM MIRAGE trademarks from the trademarks of MGM Inc. In May 2004, we entered into a Trademark Coexistence and Assignment Agreement with MGM Inc. pursuant to which the MGM Grand trademarks were assigned to us in exchange for a broadening of the category of goods and services for which MGM Inc. has exclusivity with regard to the use of the trademark MGM (and derivatives thereof). This agreement replaces and supersedes the previous license (as amended), but maintains (in a separate license agreement) all of the terms and conditions (including the $1 million annual payment) of the June 2000 amendment described above. We paid MGM Inc. the $1 million annual license fee in June 2004 pursuant to this new license agreement.
      Pursuant to a Merchandise License Agreement effective as of December 1, 2000 between MGM Inc. and a subsidiary of the Company, the Company has the right to use certain trademarks and logos of MGM Inc. in connection with the retail sale of merchandise at the Company’s properties. The Company is required to pay MGM Inc. royalties based on retail sales of the licensed merchandise. The agreement has a term of five years, subject to the Company’s right to extend the term for one additional five-year period and its option to terminate the agreement at any time upon 60 days’ notice. In 2004, the Company paid no royalties to MGM Inc. pursuant to this Merchandise License Agreement. The amount of royalties that will become payable in 2005 and future years cannot be determined at this time.
AMENDMENT OF OUR CERTIFICATE OF INCORPORATION
Proposal No. 2
      Our board of directors has approved a proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock from 300,000,000 to 600,000,000. The complete text of the certificate of amendment for the increase in authorized shares is set forth in Appendix B to this proxy statement and is incorporated by this reference. The proposed amendment would amend Article 4 of our certificate of incorporation to read as follows:

“The aggregate number of shares which the corporation shall have the authority to issue is 600,000,000 shares, all of which are to be common stock, and the par value of each of such shares is to be $0.01.”
      On March 8, 2005, our Board approved a 2-for-1 stock split to be effected in the form of a stock dividend. The proposed amendment to the certificate of incorporation is designed to effect the stock split and to ensure that, after giving effect to the stock split, we will have enough authorized shares of common stock to allow for other future issuances of our common stock at such time and for such general corporate purposes as our board of directors may deem advisable. Any such issuances may occur without further action by our stockholders, except as may be required by applicable law or by the rules of the New York Stock Exchange where our common stock is listed for trading. Upon issuance, any such shares will have the same rights as the outstanding shares of common stock. Holders of our common stock have no preemptive rights. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and on such stockholder’s percentage voting power for persons who do not purchase additional shares to maintain their pro rata interest.
      We have no arrangements, agreements, understandings or plans at the present time for the issuance or use of the additional shares of common stock proposed to be authorized except in connection with the stock split and the possible exercise of outstanding options and the grant of additional share based instruments under our stock option plans or other long term incentive plans. We do not intend to issue any common stock except on terms which we deem to be in the best interests of MGM MIRAGE and our stockholders.
      Although we have no present intention to issue shares of common stock other than in connection with the stock split or outstanding options, future issuances of common stock could have the effect of making the acquisition of control of MGM MIRAGE more difficult. Common stock could also be privately placed with purchasers who might side with management in opposing a takeover bid, thus discouraging such a bid.
      We believe the stock split is desirable for several reasons. Our common stock has been trading at a per share price in the $49.15 to $79.60 range since October 1, 2004. As of March 14, 2005, the closing price of our common stock was $73.81. We believe that this price range makes our common stock less affordable for purchase in lots of 100 or more shares. In addition, we believe an increase in the number of shares held by the public will encourage and facilitate trades in our common stock and promote a more liquid market in our common stock. Since the two-for-one stock split will increase the number of shares held in the public market, we believe that the price per share of our common stock will be more affordable to individual investors and, as a result, enable more people to buy our common stock and create more liquidity in each stockholder’s investment. We cannot be certain that these effects will occur.
      Certain Federal Income Tax Consequences of the Stock Split. The following is a brief summary of certain U.S. federal income tax consequences of the stock split based upon current federal tax law:

1. No gain or loss will be recognized by MGM MIRAGE as a result of the stock split.

2. No gain or loss will be recognized by a stockholder of MGM MIRAGE as a result of the stock split.

3. The stockholder’s tax basis for each new share and each retained share of MGM MIRAGE common stock will be allocated between the new shares and the retained shares in proportion to the fair market values of each on the date of distribution.

4. The stockholder’s holding period of the additional shares of MGM MIRAGE common stock received in the stock split will be the same as the stockholder’s holding period of the retained shares of MGM MIRAGE common stock.
      This summary is based upon the Internal Revenue Code, existing and proposed Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis. Any such change could affect the continuing validity of this discussion. This discussion does not address the effect of any applicable state, local or foreign tax laws. The foregoing summary does not purport to be a complete analysis of all potential tax effects of the stock split. Each MGM MIRAGE stockholder is urged to consult with his or her own tax advisor to determine the particular tax consequences to such stockholder of the stock split, including the applicability and effect of state, local and foreign tax laws and the possible effects of any changes in U.S. federal or other applicable tax laws.

      We believe that it is in our best interests and that of our stockholders to increase the number of authorized shares of common stock in order to have additional authorized but unissued shares available for issuance to effectuate the stock split and to meet business needs as they arise.
The Board of Directors recommends a vote FOR adoption of this proposal.
APPROVAL OF MGM MIRAGE 2005 OMNIBUS INCENTIVE PLAN
Proposal No. 3
      A copy of the proposed 2005 Omnibus Incentive Plan (which we refer to as the 2005 Plan) is attached to this proxy statement as Appendix C and is hereby incorporated by reference. The following summary of key provisions of the 2005 Plan is qualified in its entirety by reference to the attached 2005 Plan document. Based upon the recommendation of the Board’s Compensation and Stock Option Committee (which we refer to as the Committee), the Board of Directors has approved the form of the 2005 Plan and has recommended that it be submitted to the stockholders at the Annual Meeting for their approval.
      Purpose. We believe that while the Company’s existing 1997 Non-Qualified Stock Option Plan and 1997 Incentive Stock Option Plan (which we refer to collectively as the Old Plan) have provided the Company with a useful tool in helping to attract and retain qualified executive personnel, the Old Plan does not provide the Company with the flexibility it will need in the future to continue to perform this function to the fullest extent. Upon approval of the 2005 Plan, the Old Plan will be terminated although outstanding options under the Old Plan will remain in effect in accordance with their terms.
      The 2005 Plan is designed to advance the interests of the Company and its stockholders by providing key management employees, non-employee directors and other eligible participants with innovative financial incentives, through stock and performance based awards, to: align participants’ interests with the interests of the Company’s stockholders in the long-term success of the Company; provide management with an equity ownership in the Company tied to Company performance; attract, motivate and retain key employees and non-employee directors; and provide incentive to management for continuous employment with the Company.
      Effective Date and Term. The 2005 Plan will be effective May 3, 2005 if approved by the stockholders at the Annual Meeting. The 2005 Plan will terminate on the earlier of the date that all shares reserved for issuance have been awarded or May 3, 2015.
      Administration and Eligibility. The Committee will administer the 2005 Plan. Among other powers, the Committee will have full and exclusive power to: interpret the terms and the intent of the 2005 Plan and any award agreement; determine eligibility for awards; determine award recipients; establish the amount and type of award; determine the fair market value of Company common stock; determine the terms and conditions of awards; grant awards; and make all other determinations relating to the 2005 Plan.
      The Committee may delegate to one or more of its members, agents or advisors or to one or more officers of the Company, its subsidiaries or affiliates such administrative duties or powers as it may deem advisable. The Committee may authorize one or more of the Company’s officers to designate employees to be recipients of awards and/or determine the size of any such award; provided that (i) the Committee may not delegate such authority with respect to awards to be granted to an officer or other directors of the Company or a person who beneficially owns more that ten percent of the Company’s common stock, (ii) the authorizing resolution of the Committee must state the total number of awards that may be so granted; and (iii) the officer must report periodically to the Committee about the nature and scope of the awards granted.
      All officers, directors and employees are eligible to participate in the 2005 Plan. Subject to the provisions of the 2005 Plan, the Committee has the authority to select from all eligible individuals those to whom awards are granted and to determine the nature and amount of each award. As of December 31, 2004, there were ten executive officers, 17 directors (of whom five were executive officers and 12 were non-employee directors) and approximately 40,000 employees (including officers who are not executive officers) who would have been eligible to participate in the 2005 Plan.

Types of Awards
      General. The 2005 Plan permits the Committee, in its sole discretion, to grant various forms of incentive awards. The Committee has the power to grant stock options, stock appreciation rights (which we refer to as SARs), restricted stock, restricted stock units, performance shares, performance units and other stock based awards. Each award will be reflected in an agreement between the Company and the participant, will be subject to the applicable terms and conditions of the 2005 Plan and may also be subject to other terms and conditions consistent with the 2005 Plan that the Committee deems appropriate, including accelerated vesting or settlement in the event of a participant’s death, disability or termination of employment. The provisions of the various agreements entered into under the 2005 Plan do not need to be identical.
      Stock Options. Stock options allow the participant to buy a certain number of shares of the Company’s common stock at an exercise price equal to at least the fair market value (as determined by the Committee) on the date the option is granted. Stock Options may be incentive stock options intended to qualify for special tax treatment or nonqualified stock options. Specific terms of the option will be set by the Committee and reflected in each award agreement. Upon exercise of a stock option, the participant may pay the exercise price using (i) cash, Company common stock or a combination of cash and Company common stock or (ii) a cashless exercise procedure through the participant’s broker or (iii) any other payment method approved or accepted by the Committee. The maximum term of stock options is ten years.
      Stock Appreciation Rights. Stock appreciation rights entitle the participant to receive a payment equal to the “spread” between the exercise price of the right and the fair market value of the shares subject to the right on the date of exercise. SARs may be free standing or granted in tandem with a stock option. The payment upon SAR exercise shall be in shares of Company common stock. The Committee will determine the term of any SAR granted, provided that no SAR, including an SAR issued in tandem with a stock option, may be exercised after the tenth anniversary of its grant date.
      Restricted Stock and Restricted Stock Units. An award of restricted stock involves the immediate transfer by the Company to the participant of a specific number of shares which are subject to a risk of forfeiture and a restriction on transferability. This restriction will lapse following a stated period of time, upon attainment of specified performance targets or some combination of the foregoing. A holder of restricted stock may have all of the rights of a holder of Company common stock (except for the restriction on transferability), including the right to vote and receive dividends unless otherwise determined by the Committee and set forth in the award agreement. A restricted stock unit is similar to restricted stock except no shares are issued. In addition, holders of restricted stock units will have no voting rights, but may be entitled, if so determined by the Committee, to receive dividend equivalents, which entitle the holder to be credited with an amount equal to all cash dividends paid on the shares underlying restricted stock units while the units are outstanding and which are converted into additional restricted stock units.
      Performance Awards. The Committee may grant performance awards in the form of performance shares or performance units and will set the specific terms of any such award. The Committee will set the initial value of each performance unit at the time of grant. Each performance share will have an initial value equal to the fair market value of a share on the date of grant, as determined by the Committee. The Committee will set performance goals which, depending on the extent to which they are met, will determine the value and/or the number of performance units/shares to be paid to the participant. Holders of performance share awards will have voting rights only upon issuance of the underlying shares. The Committee may grant holders of performance share awards the right to receive dividend equivalents, which may be paid currently or accumulated and paid to the extent that performance shares become non-forfeitable, as determined by the Committee. Dividend equivalents may be settled in cash, shares or a combination of both. Holders of performance units will have no voting rights or dividend rights associated with those awards.
      Other Stock-Based Awards. The Committee may also grant other types of stock-based awards, including the grant or offer for sale of unrestricted shares of Company common stock. The terms of any such award will be at the discretion of the Committee, subject to the terms of the 2005 Plan.

      Shares Available for Awards; Maximum Awards. A maximum of 10,000,000 shares of the Company’s common stock will be available for issuance to participants under the 2005 Plan. Unless the Committee determines that an award is not to qualify as performance based compensation, the maximum number of shares for either option or SAR awards to a participant in any one year is, as to each of the foregoing, 1,000,000 shares. The maximum aggregate grant for awards of either (i) restricted stock or restricted stock units, (ii) performance units or performance shares or (iii) other stock based awards to a participant in any one year is, as to each of the foregoing, 350,000. The foregoing will be doubled upon effectiveness of the 2-for-1 stock split set forth in proposal 2 above.
      Adjustments for Corporate Changes. In the event of a recapitalization, reclassification or other specified event affecting the Company or shares of Company common stock, the Committee, shall make appropriate and proportionate adjustments in the number and kind of shares that may be issued under the 2005 Plan, as well as other maximum limitations under the 2005 Plan, and the number and kind of shares of common stock or other rights and prices under outstanding awards.
      Performance Measures. The 2005 Plan provides that, with respect to certain awards, the Committee may make the degree of payout and/or vesting dependent upon the attainment of certain performance measures set forth in the 2005 Plan. Performance goals with respect to awards intended to qualify as performance based compensation are limited to the following performance measures: net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including return on assets, capital, invested capital, equity, sales or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); EBITDA; gross or operating margins; productivity ratios; share price (including growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; working capital targets; and economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
      Performance measures may be used to measure the performance of the Company and its subsidiaries as a whole or any business unit of the Company or any combination thereof. Performance measures may also be established relative to: (i) peer companies selected by the Committee; (ii) internal goals; or (iii) levels attained in prior years. The Committee may provide in any award that an evaluation of performance may include or exclude various events, including asset write-downs, the effect of changes in the tax laws and extraordinary items such as acquisitions or divestitures. In addition, if applicable tax and/or securities laws and applicable Exchange rules change to permit Committee discretion to alter the governing performance measures, then the Committee may make such changes without seeking stockholder approval.
      Tax Withholding. To the extent that a participant incurs any tax liability in connection with the exercise or receipt of an award under the 2005 Plan, the Company has the right to deduct or withhold, or to require the participant to pay to the Company, the minimum statutory amount to satisfy federal, state and local tax withholding obligations. In addition, the Committee may allow the participant to satisfy the withholding obligation by allowing the Company to withhold a portion of the shares to be issued to the participant. Those shares would be available for future awards under the 2005 Plan.
      Transferability. All awards under the 2005 Plan are nontransferable other than by will or the laws of descent and distribution, provided that, with respect to awards other than incentive stock options, the Committee may, in its sole discretion, permit transferability to a family member or family trust, foundation or other entity, on a general or specific basis. Unless otherwise provided in the award agreement, awards granted under the 2005 Plan may be exercised only by the participant during the participant’s lifetime.
      Amendment and Termination. The Committee may, at any time and from time to time and in any respect, amend or modify the 2005 Plan. The Board must obtain stockholder approval of any material amendment to the 2005 Plan if required by any applicable law, regulation or stock exchange rule. In addition, no option or SAR award under the 2005 Plan may be repriced, replaced or regranted through cancellation without the prior approval of the stockholders, except for adjustments by the Committee for corporate changes described above. The Board of Directors may amend the 2005 Plan or any award agreement, which amendment may be retroactive, in order to conform it to any present or future law, regulation or ruling relating to plans of this or similar nature. No amendment or modification of the 2005 Plan or any award agreement may adversely affect any outstanding award without the written consent of the participant holding the award.
      Future 2005 Plan Benefits. Awards under the 2005 Plan are discretionary and cannot be determined at this time.
      Certain Federal Income Tax Consequences. The following is a brief description of certain federal income tax consequences that will generally apply to awards issued under the 2005 Plan, based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. Participants should not rely on this discussion for individual tax advice, as each participant’s situation and the tax consequences of exercising awards and disposing of the underlying shares of common stock will vary depending upon the specific facts and circumstances involved. Each participant is advised to consult with his or her own tax advisor.
      Incentive Stock Options. A participant will not recognize income upon the grant or exercise of an award that qualifies as an incentive stock option (“ISO”) under the 2005 Plan. However, the difference between the fair market value of the stock on the date of exercise and the exercise price is an item of tax preference which may cause the participant to be subject to the alternative minimum tax in the year in which the ISO is exercised.
      If a participant exercises an ISO and does not dispose of the underlying shares within (i) two years from the date of grant of the ISO, and (ii) one year from the date of exercise, the participant will generally recognize capital gain or loss on a subsequent sale of the stock equal to the difference between the sales price and the exercise price. If a participant disposes of common stock acquired upon exercise of an ISO before the expiration of either the two-year or the one-year holding periods described in the preceding sentence (each a “disqualifying disposition”), the participant will generally realize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess of the fair market value of the shares on the date of disposition over the exercise price. The remaining gain, if any, will be taxed to the participant as long-term or short-term capital gain depending on the holding period for such shares. The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an ISO. Upon any disqualifying disposition by a participant, the Company will generally be allowed a deduction to the extent the participant realizes ordinary income.
      Nonqualified Stock Options. A participant who is granted an option under the 2005 Plan which does not qualify as an ISO shall be treated as having been granted a nonqualified stock option (“NQSO”).
      Generally, the grant of an NQSO does not result in a participant recognizing income. Upon the exercise of an NQSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of the common stock at the time of exercise over the exercise price of the NQSO. The Company will generally be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant, provided the Company satisfies its information reporting obligations with respect to such income.
      On a subsequent sale of the shares of the common stock, the participant will recognize capital gain or loss equal to the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid and the amount of income previously recognized by the participant in connection with the exercise of the NQSO. Such capital gain will be long or short term depending upon the holding period for such shares.
      Stock Appreciation Rights. In general, a participant will not recognize ordinary income for federal income tax purposes upon the grant of an SAR and the Company will not be entitled to a deduction at that time. Upon the exercise of an SAR, the participant will recognize ordinary income equal to the amount by which the fair market value of a share on the exercise date exceeds the exercise price of the SAR, multiplied by the number of shares with respect to which the participant exercises his or her SAR. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary income the recipient is required to recognize in connection with the exercise. The participant’s basis in those shares will equal their fair market value on the date of their acquisition.
      In general, the issuance of a tandem SAR will not result in a participant recognizing ordinary income. The Company will not be entitled to a deduction at such time. Upon the exercise of a tandem SAR, the participant will recognize ordinary income equal to the amount by which the fair market value of the shares acquired under the tandem SAR on the exercise date exceeds the exercise price of such shares. The Company will generally be entitled to a corresponding deduction equal to the amount of income recognized by the participant.
      Restricted Stock. In general, a participant will not recognize any income upon an award of restricted stock, provided such stock is subject to a substantial risk of forfeiture and is nontransferable. The participant will recognize ordinary income, for federal income tax purposes, at the time the restricted stock is no longer subject to a substantial risk of forfeiture or becomes transferable. The amount taxed to the participant is equal to the excess of the fair market value of the restricted stock at the time the restriction lapses over the amount (if any) paid for the restricted stock by the participant, and such income will generally be taxed at ordinary income rates. The Company will generally be allowed a federal income tax deduction in an amount equal to the amount included in income by the participant, provided such amount constitutes an ordinary and necessary business expense, and provided further that the Company satisfies its information reporting obligations with respect to such income. Such deduction will be allowed in the tax year in which the participant recognizes such income.
      Within thirty (30) days after the date restricted stock is transferred pursuant to an award, a participant may elect under Section 83(b) of the Code to be taxed on the fair market value of the restricted stock at the time of the award, rather than at the time the restricted stock is no longer subject to a substantial risk of forfeiture or becomes transferable. In such case, the Company would be allowed a federal income tax deduction in the year of the award. If such an election is made, the participant will not recognize any income at the time the restricted stock becomes unrestricted. If the participant subsequently forfeits the restricted stock, the participant will not be allowed a deduction in respect of such forfeiture, and no refund will be available to the participant for the taxes previously paid, nor shall the Company have any obligation to reimburse the participant.
      Regardless of whether a participant makes a Code Section 83(b) election, upon a subsequent sale or exchange of the restricted stock, the participant will recognize capital gain or loss based on the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid (if any) and the amount of income previously recognized by the participant. The capital gain or loss will be long-term gain or loss if the shares are held by the participant for at least one year after the restrictions lapse or the shares become transferable, whichever occurs first. If a Code Section 83(b) election is made, the participant’s holding period in the shares will begin to run from the date of the transfer.
      Other Stock-Based or Performance-Based Awards. The recipient of restricted stock units, performance units/shares or other stock-based or performance-based awards under the 2005 Plan will not recognize taxable income at the time of grant as long as the award is nontransferable and is subject to a substantial risk of forfeiture as a result of performance-based vesting targets, continued services requirements or other conditions that must be satisfied before delivery of shares can occur. The recipient will generally recognize ordinary income when the substantial risk of forfeiture expires or is removed. The Company will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. On a subsequent sale of the shares, the recipient will recognize capital gain or loss equal to the difference between the sales price and the participant’s adjusted basis in those shares, which will generally be the amount of income previously recognized by the participant.
      Miscellaneous Tax Issues. Compensation to a participant who is an employee which results from awards under the 2005 Plan will constitute wages for purposes of the Federal Insurance Contributions Act and the Federal Unemployment Tax Act and thus will result in additional tax liability to the Company, generally with respect to each award at the time that such award is no longer subject to a substantial risk of forfeiture or becomes transferable.
Board Recommendation; Interest of Certain Persons
      The Board of Directors believes that the 2005 Plan will provide a valuable benefit to the Company by enhancing its ability to attract and retain officers, directors and other eligible participants. The Board has approved the form of the 2005 Plan and has recommended that it be submitted to the stockholders at the Annual Meeting for their approval. It is expected that the Board of Directors will formally adopt the 2005 Plan after the stockholders have approved it. The Board believes that the approval of the 2005 Plan is in the Company’s and the stockholders’ best interests.
      The Company’s executive officers and directors have an interest in the proposal to adopt the 2005 Plan since each is an eligible participant in awards under the 2005 Plan.
      The Board of Directors recommends a vote FOR approval of the MGM MIRAGE 2005 Omnibus Incentive Plan.
SELECTION OF AUDITORS
Proposal No. 4
      The Audit Committee of the Board of Directors of the Company is scheduled to meet prior to the stockholders’ meeting to select, subject to ratification by the stockholders, the independent registered public accounting firm to audit the consolidated financial statements of the Company during the year ended December 31, 2005. It is anticipated that the Audit Committee will select the firm of Deloitte & Touche LLP, an independent registered public accounting firm.
      A representative of Deloitte & Touche LLP will be present at the stockholders’ meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
The Board of Directors recommends a vote FOR adoption of this proposal.
Fees Paid To Auditors
      The following table sets forth fees paid to our auditors, Deloitte & Touche LLP, in 2004 and 2003 for audit and non-audit services.

	2004	2003

Audit Fees	$1,664,000	$710,000
Audit-Related Fees	54,000	238,000
Tax Fees	376,000	369,000
All other fees	—	62,000

Total	$2,094,000	$1,379,000

      The category of “Audit Fees” includes fees for our annual audit and quarterly reviews, the attestation reports on the Company’s internal control over financial reporting, accounting consultations, statutory audits required by gaming regulators and assistance with SEC filings.
      The category of “Audit-Related Fees” includes employee benefit plan audits, due diligence in connection with acquisitions and internal control reviews not associated with the attestation reports on the Company’s internal control over financial reporting.
      The category of “Tax Fees” includes tax consultation and planning fees and tax compliance services.
      The category of “All Other Fees” includes human resources consulting fees.

Pre-Approved Policies and Procedures
      Under our former Audit Committee charter, pre-approval of services provided by the independent auditor was not required, though the Audit Committee had an existing practice of approving the audit and significant non-audit services. Under SEC rules effective May 6, 2003, all services provided by the independent auditor under engagements entered into after May 6, 2003 are subject to approval by the Audit Committee. A majority of the fees disclosed above for 2003 relate to services for which the engagement was entered into before May 6, 2003. Subsequent to that date, all services provided by the independent auditor have been pre-approved by the Audit Committee or by the Audit Committee Chairman, under the authority delegated by the Audit Committee.
      Our current Audit Committee Charter, attached hereto as Appendix B, contains our policies related to pre-approval of services provided by the independent auditor. The Audit Committee, or the Chairman of the Audit Committee to whom such authority was delegated by the Audit Committee, must pre-approve all services provided by the independent auditor. Any such pre-approval by the Chairman must be presented to the Audit Committee at its next scheduled meeting.
NOTICE CONCERNING STOCKHOLDER PROPOSALS AND NOMINATIONS
      Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders, including nominations for directors, must be received by the Company on or before December 9, 2005 and must satisfy the requirements of Rule 14a-8 of Regulation 14A under the Exchange Act in order to be considered by the Board of Directors for inclusion in the form of proxy and proxy statement to be issued by the Board of Directors for that meeting. All such stockholder proposals and nominations should be submitted to the Secretary of the Company as follows: Corporate Secretary, MGM MIRAGE, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications. With respect to the Annual Meeting of Stockholders for 2006, under Rule 14a-4 of Regulation 14A, the Company may exercise discretionary voting authority under proxies it solicits for that meeting to vote on any matter not specified in the proxy unless the Company is notified about the matter no later than February 8, 2006 and the stockholder satisfies the other requirements of Rule 14a-4(c).
OTHER INFORMATION
      The Company will bear all costs in connection with the solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies from stockholders, for which no additional compensation will be paid to them.
      The Company’s Annual Report to Stockholders for the year ended December 31, 2004 accompanies this Proxy Statement.

By Order of the Board of Directors,

Chairman of the Board
and Chief Executive Officer

Appendix A
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
MGM MIRAGE
      MGM MIRAGE, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That pursuant to a duly called and noticed meeting of the Board of Directors of the Company, resolutions were duly adopted setting forth a proposed amendment of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), declaring said amendment to be advisable and providing that the amendment be presented to the stockholders for consideration and action by written consent. The resolution setting forth the proposed amendment is as follows:

“RESOLVED FURTHER, that the Certificate of Incorporation of the Company be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:

“The aggregate number of shares which the corporation shall have the authority to issue is 600,000,000 shares, all of which are to be common stock, and the par value of each of such shares is to be $.01.” ”

SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by the statute were voted in favor of the amendment at a meeting of the stockholders of the Company on May 3, 2005.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
      IN WITNESS WHEREOF, MGM MIRAGE has duly caused this certificate to be signed by Bryan Wright, its Senior Vice President and Assistant General Counsel, this 3rd day of May, 2005.

MGM MIRAGE

By:

Bryan Wright
Senior Vice President
and Assistant General Counsel

A-1

Appendix B
AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
MGM MIRAGE
OVERALL MISSION
      The Audit Committee (the “Committee”) is appointed by the Board of Directors of MGM MIRAGE (the “Company”) to (a) assist the Board of Directors in monitoring (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the outside auditors’ qualifications and independence and (iv) the performance of the Company’s internal audit function and outside auditors; and (b) prepare the annual report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement. In fulfilling its responsibilities, the Committee shall oversee, among other things, the financial reporting process, the system of internal controls, the audit process and the Company’s policies and procedures respecting compliance with governmental laws, rules and regulations and the Company’s Code of Business Conduct and Ethics and Conflict of Interest Policy.
EFFECTIVE DATE
      This Amended and Restated Charter shall become effective upon adoption by the Board of Directors or Executive Committee (unless otherwise noted herein).
COMPOSITION AND ORGANIZATION
      The Audit Committee shall be comprised of at least three (3) directors appointed by the Board of Directors, each to serve until the next succeeding annual organizational meeting of the Board (following the Annual Meeting of Stockholders) or until his or her earlier death, resignation, disqualification or removal. One of its members shall be appointed to serve as chair and shall preside at Committee meetings and make regular reports to the Board of Directors.
MEETINGS OF THE AUDIT COMMITTEE
      The Committee shall meet as frequently as necessary to properly carry out its responsibilities, but not less than once every fiscal quarter. Such meetings, at the Committee’s discretion, may be in person, by telephone or by unanimous written consent. The Committee shall keep written minutes of its meetings, which shall be retained in the minute books of the Company.
QUALIFICATIONS FOR MEMBERSHIP
      Each member of the Audit Committee shall be “financially literate” (or will become so within a reasonable time after his or her appointment to the Audit Committee), and at least one member shall be an Audit Committee Financial Expert (as defined by Item 401(h)(2) of Regulation S-K), such designation being based upon having accounting or related financial management expertise, as the Company’s Board interprets such qualification in its business judgment. Upon appointing a director to the Audit Committee, the Board will affirmatively determine whether such director is an Audit Committee Financial Expert based on the Board of Directors’ judgment, and taking into account the relevant professional experience and education of the directors, and any other factors deemed relevant by the Board of Directors. Each member shall be “independent” under both the rules of the NYSE and Rule 10A-3(b) promulgated under the Securities Act of 1934, as amended (the “Act”) and free of any relationship that, in the business judgment of the Board, would interfere with the exercise of independent judgment with respect to the Company and its management.

No director shall qualify as “independent” for purposes of serving on the Audit Committee unless the Board of Directors determines that the director (i) has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company and (ii) meets the independence requirement set forth in Rule 10A-3(b)(ii) under the Act.
      No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.
DUTIES AND RESPONSIBILITIES
      The Audit Committee shall have the following duties and responsibilities and such other responsibilities as the Board of Directors, the SEC or the NYSE shall require from time to time:
A.     FINANCIAL REPORTING

1. Review with management and the outside auditors the Company’s annual audited financial statements, the Company’s Annual Report on Form 10-K and the Company’s quarterly financial statements, including the related disclosures required by the SEC and by generally accepted accounting principles (“GAAP”). This review shall also include the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the disclosures regarding “Critical Accounting Policies.” Review and discuss any major issues concerning, or significant changes in, the accounting policies, principles or practices of the Company.

2. Require the outside auditors to review the financial information included in the Company’s interim financial statements before the Company files its Quarterly Report on Form 10-Q with the SEC and report the results of such review to the Committee.

3. Review with management and the outside auditors significant accounting, tax and reporting issues, including recent professional and regulatory pronouncements, to determine their impact, if any, on the Company’s financial statements.

4. Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and review any significant financial risk exposures facing the Company and management’s plans to monitor, control and/or minimize such exposures.

5. Discuss with management and the outside auditors, as appropriate: (a) analyses prepared by management and/or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and (b) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

6. Discuss with management earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.
B.     INTERNAL CONTROLS

1. Discuss with the outside auditors the adequacy of the Company’s system of internal controls (including the controls, security and breakdown contingency plans for computerized systems and applications) and whether prior recommendations concerning internal controls made by internal and outside auditors have been implemented by management. Review and consider any disclosures made to the Audit Committee by the Chief Executive Officer and/or the Chief Financial Officer pursuant to Section 302(a)(5) of the Act.

2. Review the activities, organizational structure, independence and effectiveness of the internal audit function, including the scope of its responsibilities and the adequacy of its staffing and budget.

Review the annual internal audit plan, completed audit reports, recommendations and follow-up. Review the significant reports to management prepared by the internal auditors and management’s responses thereto.

3. Meet at least quarterly with the outside auditors, members of the internal audit department, the chief financial officer and/or any other members of management in separate executive sessions to discuss any matters the Committee or any of the foregoing persons believe should be discussed privately or warrant Committee attention. The Committee may investigate any matters brought to its attention within the scope of its duties and may, in its discretion and without Board approval, retain outside legal counsel or independent financial or other advisors for such purpose.

4. Consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in Statement on Auditing Standards No. 61, as it may be modified or supplemented, including reports and communications related to any restriction on audit scope or significant issues discussed with the outside auditors’ national office.

C.     AUDIT PROCESS

1. Retain and terminate the outside auditors. The Committee shall have the sole authority to approve all audit engagement proposals, including the planning, staffing and scope of the audit and fees to be charged as well as non-audit engagements with the outside auditors not otherwise prohibited by Section 201 of the Act or other applicable laws, rules or regulations. The Committee may not delegate this duty to the management, but may obtain the input of management. The Committee, in its discretion, may delegate to one or more of its members the authority to pre-approve non-audit engagements, provided any such pre-approval is presented to the Committee at its next scheduled meeting.

2. Prior to the audit, meet with the outside auditors to review the scope, planning and staffing of the audit.

3. Following the completion of the audit, review with the outside auditors (a) any significant changes in the audit plan; (b) any difficulties or significant disagreements with management encountered in the course of the audit, including any restrictions on the scope of activities or access to required information; (c) the nature and extent of any material proposed adjustments that were “passed” (as immaterial or otherwise); (d) the management or internal control letter issued, or proposed to be issued, by the outside auditors to the Company and the Company’s response thereto and (e) any other matters required under generally accepted auditing standards to be communicated to the Audit Committee or the Board of Directors, obtain from the outside auditors assurance that Section 10A of the Act has not been implicated.

4. Obtain and review, at least annually, a formal written statement from the outside auditors (the “Auditors’ Statement”) describing, to the extent permitted under applicable auditing standards: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and, for the purpose of assessing the outside auditors’ independence, all relationships between the outside auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1 (Independence Discussions with Audit Committees).

5. Discuss with the outside auditors at least annually their Auditors’ Statement. Engage in an active dialogue with the outside auditors concerning any disclosed relationships or services that may affect the quality of the audit services or the objectivity and independence of the outside auditors. Recommend that the Board of Directors, in response to the Auditors’ Statement, take such steps as it may deem appropriate to oversee the independence of the outside auditors.

6. Prepare an evaluation of the outside auditor’s qualifications based on a review and evaluation of the Auditor’s Statement.

7. Review and evaluate the qualifications, performance and independence of the outside auditor, including the lead partner. This review should take into account the opinions of management and the Company’s internal auditors.

8. Determine whether, in order to assure continuing auditor independence and to comply with Section 10A(j) of the Act, there should be a rotation of the then current lead or coordinating audit partner, or even of the audit firm itself.

9. Present conclusions with respect to the outside auditor to the full Board of Directors.
D.     POLICIES AND PROCEDURES

1. Ascertain from management, legal counsel, the outside auditors and/or the senior internal audit executive whether the Company and its controlled affiliates are in compliance with governmental laws, rules and regulations and whether there are any legal or regulatory compliance matters that could have a material impact on the Company’s financial statements.

2. Review the results of any investigation and follow-up (including any disciplinary action) with respect to fraudulent or illegal acts or accounting irregularities.

3. Endeavor to maintain effective working relationships with, and provide an open channel of communication to, management, the Board, the internal audit department and the outside auditors.

4. Establish clear hiring policies for employees or former employees of the outside auditors.

5. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6. Engage and retain outside counsel, experts and other advisors as the Audit Committee may deem appropriate in its sole discretion and approve related fees and retention terms in connection with such engagement and retention.
E.     GENERAL

1. Review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval. Direct that a copy of this Charter be included as an appendix to the Company’s proxy statement commencing in 2004 and thereafter at least once every three years.

2. Prepare the Audit Committee Report required by the SEC to be included in the Company’s annual proxy statement commencing in 2004, disclosing, among other things, whether the Audit Committee (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the outside auditors the matters required by Statement on Auditing Standards No. 61; (iii) has received from, and discussed with, the outside auditors the required written disclosures regarding their independence and (iv) based on such review and discussion, has recommended to the Board that the Company’s audited financial statements be filed with the SEC on Form 10-K. The report shall also disclose whether the Audit Committee has a written charter.

3. Prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this Amended and Restated Charter, and set forth the goals and objectives of the Audit Committee for the upcoming year. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chair of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make such report.

4. Engage independent counsel and other advisors, to the extent the Committee determines such engagement necessary to carry out its duties.

5. In its capacity as a committee of the Board of Directors, determine appropriate funding for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

LIMITATION ON DUTIES
      While the Audit Committee has the duties, responsibilities and authority set forth in this Amended and Restated Charter, nothing contained herein shall be deemed to impose on the Committee any duty, in the ordinary course, to plan or conduct audits or to make any determination that the Company’s financial statements are accurate and in accordance with generally accepted accounting principles. Such duties are the responsibility of management.

Appendix C
2005 Omnibus Incentive Plan
MGM MIRAGE
Effective May 3, 2005

MGM MIRAGE
2005 OMNIBUS INCENTIVE PLAN
Article 1.
Establishment, Purpose, and Duration
      1.1     Establishment. MGM MIRAGE, a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the MGM MIRAGE 2005 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.
      This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.
      This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
      1.2     Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees, Directors and Independent Marketing Agents of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means for such individuals to acquire and maintain stock ownership in the Company, thereby strengthening their concern for the welfare of the Company.
      1.3     Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.
Article 2.
Definitions
      Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
      2.1     “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.
      2.2     “Associate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that the Company has or obtains, directly or indirectly, a proprietary interest of less than fifty percent (50%), by reason of stock ownership or otherwise, and is designated as an Associate for purposes of this Plan by the Committee.
      2.3     “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.
      2.4     “Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

      2.5     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
      2.6     “Board” or “Board of Directors” means the Board of Directors of the Company.
      2.7     “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
      2.8     “Committee” means the Compensation and Stock Option Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
      2.9     “Company” means MGM MIRAGE, a Delaware corporation, and any successor thereto as provided in Article 18 herein.
      2.10     “Covered Employee” means any salaried Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five (25) percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.
      2.11     “Director” means any individual who is a member of the Board of Directors of the Company.
      2.12     “Effective Date” has the meaning set forth in Section 1.1.
      2.13     “Employee” means any person designated as an employee of the Company, its Associates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Associate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Associate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Associate, and/or Subsidiary during such period.
      2.14     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
      2.15     “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise. Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.
      2.16     “Family Members” of a Participant means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such Participant, including adoptive relationships, any person sharing such Participant’s household (other than a tenant or employee), a trust in which such individuals have more than fifty percent of the beneficial interest, a foundation in which these individuals (or the Participant) control the management of assets, and any other entity in which these individuals (or the Participant) own more than fifty percent of the voting interest.

      2.17     “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.
      2.18     “Full Value Award” means an Award other than in the form of an ISO, NQSO or SAR, and which is settled by the issuance of Shares.
      2.19     “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
      2.20     “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.
      2.21     “Independent Marketing Agent” means a representative hired as an independent agent of the Company, and is treated as an independent contractor, to carry out duties related to casino marketing activities.
      2.22     “Insider” means an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
      2.23     “Nonemployee Director” means a Director who is not an Employee.
      2.24     “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
      2.25     “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
      2.26     “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
      2.27     “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
      2.28     “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
      2.29     “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.
      2.30     “Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.
      2.31     “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
      2.32     “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
      2.33     “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

      2.34     “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.
      2.35     “Permitted Transfer” means any transfer of an Award, other than an ISO, by a Participant to a Participant’s Family Member made by gift or domestic relations order if such transfer is not for value; provided, however, that neither (i) a transfer under a domestic relations order in settlement of marital property rights nor (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity shall be deemed a transfer for value for the purposes of determining whether a transfer is a Permitted Transfer.
      2.36     “Plan” means the MGM MIRAGE 2005 Omnibus Incentive Plan.
      2.37     “Plan Year” means the Company’s fiscal year.
      2.38     “Prior Plans” means the MGM MIRAGE 1997 Nonqualified Stock Option Plan, amended and restated May 13, 2003, and the MGM MIRAGE 1997 Incentive Stock Option Plan.
      2.39     “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.
      2.40     “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.
      2.41     “Share” means a share of common stock of the Company, $.01 par value per share.
      2.42     “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.
      2.43     “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
      2.44     “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).
Article 3.
Administration
      3.1     General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
      3.2     Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 16, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Associates, and/or its Subsidiaries operate.
      3.3     Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Associates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4.
Shares Subject to this Plan and Maximum Awards
      4.1     Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be Ten million (10,000,000) Shares.
      4.2     Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.
      4.3     Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be one million (1,000,000).

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be one million (1,000,000).

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be three hundred fifty thousand (350,000).

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be three hundred fifty thousand (350,000) Shares, or equal to the value of three hundred fifty thousand (350,000) Shares determined as of the date of vesting or payout, as applicable.

(e)	Other Stock-Based Awards: The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Article 10 in any one Plan Year to any one Participant shall be three hundred fifty thousand (350,000).
      4.4     Adjustments in Authorized Shares. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of those outstanding securities, in any case as a result of a reorganization, merger consolidation, recapitalization, restructuring , reclassification, extraordinary dividend or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, the Committee will make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options or are the basis for determining the value of other Awards previously granted under this Plan, (b) the maximum number and type of shares or other securities or cash or other property that may be issued pursuant to Awards thereafter granted under this Plan, and (c) the maximum number of Shares for which Awards may be granted during any one calendar year; provided, however, that no adjustment may be made to the number of Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent the adjustment would result in those options being treated as other than Incentive Stock Options.
      Subject to Section 16.3, the Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. Subject to Section 16.3, the determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
      Subject to the provisions of Article 16 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.
Article 5.
Eligibility and Participation
      5.1     Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors and Independent Marketing Agents.
      5.2     Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.
Article 6.
Stock Options
      6.1     Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424).

      6.2     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.
      6.3     Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant. Notwithstanding the foregoing, the price at which shares of stock may be purchased under an ISO granted to a Participant who is a ten-percent owner shall not be less than one hundred ten percent (110%) of the FMV of the Shares as determined on the date of grant. For this purpose, a “ten-percent owner” shall mean a person who, at the time the ISO is granted, owns stock with more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
      6.4     Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, the period during which an ISO may be exercised by a ten percent owner shall expire not later than five years from the date the ISO is granted.
      6.5     Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
      6.6     Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
      A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless exercise (broker-assisted exercise) through a “same day sale” commitment; (d) by a combination of (a), (b), and (c); or (e) any other method approved or accepted by the Committee in its sole discretion.
      Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of [book entry Shares], or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
      Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
      6.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
      6.8     Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Associates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
      6.9     Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
Article 7.
Stock Appreciation Rights
      7.1     Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.
      Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
      The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.
      7.2     SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
      7.3     Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.
      7.4     Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
      7.5.     Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
      Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
      7.6     Settlement of SAR Amount. Subject to Section 19.11 herein, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company of Shares in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price, less applicable tax withholding; by

(b)	The number of Shares with respect to which the SAR is exercised.

      7.7     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Associates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
      7.8     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.
Article 8.
Restricted Stock and Restricted Stock Units
      8.1     Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
      8.2     Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
      8.3     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, and/or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
      To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
      Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
      8.4     Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
      The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the MGM MIRAGE 2005 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from MGM MIRAGE.
      8.5     Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights at any time with respect to any Restricted Stock Units granted hereunder.
      8.6     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Associates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
      8.7     Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
Article 9.
Performance Units/ Performance Shares
      9.1     Grant of Performance Units/ Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
      9.2     Value of Performance Units/ Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/ Performance Shares that will be paid out to the Participant.
      9.3     Earning of Performance Units/ Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Performance Shares shall be entitled to receive payout on the value and number of Performance Units/ Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
      9.4     Form and Timing of Payment of Performance Units/ Performance Shares. Payment of earned Performance Units/ Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/ Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/ Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
      9.5     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Associates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10.
Other Stock-Based Awards
      10.1     Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
      10.2     Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
      10.4     Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
      10.5     Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Associates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, and may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Article 11.
Transferability of Awards
      11.1     Transferability of Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under Article 6 shall be exercisable during his or her lifetime only by such Participant.
      11.2     All Other Awards. Except for any Permitted Transfers provided for in a Participant’s Award Agreement, which Permitted Transfers may be subject to additional restrictions determined by the Committee and as set forth in the Award Agreement, no other Award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except with respect to interests in Awards which have been subject to a Permitted Transfer provided for in a Participant’s Award Agreement, all Awards granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those Awards (other than ISOs), if any, that are subject to Permitted Transfers, references in this Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s Family Members to whom such Permitted Transfers were made.

Article 12.
Performance Measures
      12.1     Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital targets; and

(q)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
      Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Associate as a whole or any business unit of the Company, Subsidiary, and/or Associate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.
      12.2     Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect

Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
      12.3     Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
      12.4     Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.
Article 13.
Dividend Equivalents
      Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.
Article 14.
Beneficiary Designation
      Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.
Article 15.
Rights of Participants
      15.1     Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Associates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Independent Marketing Agent for any specified period of time.
      Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Associates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Associates, and/or its Subsidiaries.
      15.2     Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

      15.3     Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 16.
Amendment, Modification, Suspension, and Termination
      16.1     Amendment, Modification, Suspension, and Termination. Subject to Section 16.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.
      16.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
      16.3     Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 16.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
      16.4     Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.
Article 17.
Withholding
      17.1     Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
      17.2     Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18.
Successors
      All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 19.
General Provisions
      19.1     Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
      19.2     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
      19.3     Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
      19.4     Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
      19.5     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
      19.6     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
      19.7     Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
      19.8     Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Associates, and/or its Subsidiaries operate or have Employees, Directors, or Independent Marketing Agents, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Associates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees and/or Directors or Independent Marketing Agents outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and/or Directors or Independent Marketing Agents outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 19.8 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
      Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
      19.9     Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
      19.10     Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Associates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or its Associates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Associate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Associate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
      19.11     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
      19.12     Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Associate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
      19.13     Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. However, the Committee may permit deferrals of compensation pursuant to the terms of a Participant’s Award Agreement, a separate plan or a subplan which meets the requirements of Code Section 409A and any related guidance. Employees who are subject to Code Section 409A shall only be granted Awards under this Plan that meet the requirements of Code Section 409A or qualify for an exemption under Code Section 409A or any related guidance. If any Employee who is subject to Code Section 409A receives an Award that does not comply with Code Section 409A or qualify for an exemption thereto, such Award shall be null and void and shall be deemed to have never been granted. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.
      19.14     Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
      19.15     No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Associate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Associate to take any action which such entity deems to be necessary or appropriate.
      19.16     Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted for Items 1, 2, 3 and 4.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	Election of Directors

FOR all nominees	WITHHOLD
named (except as	AUTHORITY
marked to the	for all nominee(s)
contrary)	named
☐	☐

Names of Nominees: 01 James D. Aljian, 02 Robert H. Baldwin, 03 Terry N. Christensen, 04 Willie D. Davis, 05 Alexander M. Haig, Jr., 06 Alexis M. Herman, 07 Roland Hernandez, 08 Gary N. Jacobs, 09 Kirk Kerkorian, 10 J. Terrence Lanni, 11 George J. Mason, 12 James J. Murren, 13 Ronald M. Popeil, 14 John T. Redmond, 15 Daniel M. Wade, 16 Melvin B. Wolzinger, 17 Alex Yemenidjian.

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee’s name on the following lines.)

		FOR	AGAINST	ABSTAIN
2.	Amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval of the Company’s 2005 Omnibus Incentive Plan	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Ratification of the selection of independent auditors.	☐	☐	☐

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

I plan to attend the meeting	☐

Signature	Signature	Date

Please sign your name exactly as it appears hereon. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.

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the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner
as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/mgg Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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MGM MIRAGE
Proxy for Annual Meeting of Stockholders
May 3, 2005
Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints TERRY CHRISTENSEN, WILLIE D. DAVIS and ALEXANDER M. HAIG, JR., and each of them, Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of MGM MIRAGE (the “Company”) to be held at Bellagio, 3600 Las Vegas Boulevard South, Las Vegas, NV 89109 on May 3, 2005, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.
(Continued and to be SIGNED on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Admission Ticket

Annual Meeting
of
MGM MIRAGE
May 3, 2005
10:00 a.m. (Pacific Time)
BELLAGIO
3600 LAS VEGAS BOULEVARD SOUTH
LAS VEGAS, NV 89109

This ticket must be presented at the door for entrance to the meeting.

Stockholder Name:

☐ WITH SPOUSE/SIGNIFICANT OTHER	☐ WITHOUT SPOUSE/SIGNIFICANT OTHER

Stockholder Address:

(Please Print)

Agenda

1: To elect a Board of Directors;

2: To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock;

3: To approve the Company’s 2005 Omnibus Incentive Plan.

4: To consider and act upon the ratification of the selection of independent auditors; and

5: To transact such other business as may properly come before the meeting or any adjournments thereof.